As Filed with the Securities and Exchange Commission on September 18, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form F-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
WESTPORT FUEL SYSTEMS INC.
(Exact Name of Registrant as Specified in its Charter)
N/A
(Translation of Registrant’s name into English)

Alberta, Canada	3537	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
1691 West 75th Avenue,
Vancouver, British Columbia, V6P 6P2
Canada
(604) 718-2046
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
Cogency Global Inc.
122 East 42nd Street,
18th Floor, New York, NY 10168
USA
(212) 947-7200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:

Steven B. Stokdyk, Esq. Lewis W. Kneib, Esq. Latham & Watkins LLP 10250 Constellation Blvd., Suite 1100 Los Angeles, CA 90067 USA	Bruce Hibbard Bennett Jones LLP 4500 Bankers Hall East 855 2nd Street SW Calgary, AB T2P 4K7 Canada
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and neither we nor the selling shareholder are soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated September 18, 2026
PRELIMINARY PROSPECTUS
12,690,355 Common Shares
Westport Fuel Systems Inc.
This prospectus relates to the offer and resale from time to time by Roth Principal Investments, LLC (“Roth Principal Investments” or the “Selling Shareholder”) of up to 12,690,355 of our common shares, no par value (the “common shares”), that we may, in our sole discretion, elect to issue and sell to the Selling Shareholder from time to time under a Common Share Purchase Agreement, dated September 15, 2026, between us and the Selling Shareholder (the “Purchase Agreement”), establishing a committed equity facility (the “Committed Equity Facility”). The number of shares registered hereby has been determined by us and does not necessarily reflect the number of shares we will actually issue and sell under the Purchase Agreement, which depends on the market price of our common shares at the time of each sale, our election to deliver purchase notices, and the limitations described in this prospectus, including the Exchange Cap (as defined below) and the 4.99% beneficial ownership limitation. See “The Committed Equity Facility,” “Selling Shareholder” and “Risk Factors.”
We are not selling any securities under this prospectus and will not receive any proceeds from the resale of common shares by the Selling Shareholder. We may, however, receive up to $25,000,000 in aggregate gross proceeds from sales of common shares that we elect to make to the Selling Shareholder under the Purchase Agreement from time to time. See “Use of Proceeds.”
The Selling Shareholder may sell or otherwise dispose of the common shares covered by this prospectus in a number of different ways and at varying prices. See “Plan of Distribution (Conflict of Interest)” for more information about how the Selling Shareholder may sell or otherwise dispose of the common shares pursuant to this prospectus. Roth Principal Investments is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). See “Plan of Distribution (Conflict of Interest).”
We will pay the expenses incurred in registering under the Securities Act the offer and sale of the common shares to which this prospectus relates by the Selling Shareholder, including legal and accounting fees. We have also engaged Digital Offering, LLC (“Digital Offering”) to act as a “qualified independent underwriter” in this offering and have agreed to pay their fees for such services. See “Plan of Distribution (Conflict of Interest)” beginning on page 35.
Our common shares are listed on the Nasdaq Global Select Market (the “Nasdaq”) under the symbol “WPRT” and on the Toronto Stock Exchange (“TSX”) under the trading symbol “WPRT.” On September 17, 2026, the last reported sale price of our common shares on the Nasdaq was $1.93 per share and on the TSX was C$2.72 per share.
INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE THE “RISK FACTORS” ON PAGE 10 OF THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                         , 2026.

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ABOUT THIS PROSPECTUS
This prospectus is part of the registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process pursuant to which the Selling Shareholder named herein may, from time to time, offer and sell or otherwise dispose of the common shares covered by this prospectus through any means described in the section titled “Plan of Distribution (Conflict of Interest).” As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.
In connection with the offer and sale of securities by the Selling Shareholder, we may amend or supplement this prospectus by filing post-effective amendments or supplements to this prospectus that contain specific information about the securities being offered and sold and the specific terms of that offering. Any post-effective amendment or supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the post-effective amendment or supplement, you should rely on the post-effective amendment or supplement, as applicable.
This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or common shares are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.
You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Shareholder has not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus or any applicable amendment or supplement prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 10 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.
When we refer to “Westport,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Westport Fuel Systems Inc., together with our direct and indirect wholly owned subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
Unless otherwise indicated, all references to “$” and “dollars” in this prospectus mean United States dollars. References to “C$” in this prospectus means Canadian dollars.
We are a “foreign private issuer” under SEC rules. As such, we are exempt from the rules and regulations under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our common shares. In addition, we are
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not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. public companies whose securities are registered under the Exchange Act.
We use our trademarks in this prospectus as well as trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.
This prospectus, including the information incorporated by reference into this prospectus and any free writing prospectus that we have authorized for use in connection with this offering, contain estimates, projections and other information concerning our industry, our business and the markets for our products as well as data regarding market research, estimates and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See also “Special Note Regarding Forward-Looking Statements.”
For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.
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PROSPECTUS SUMMARY
This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. In this prospectus, unless the context otherwise requires, “Westport,” “we,” “our,” “us” and the “Company” in this prospectus, refer to Westport Fuel Systems Inc., together with our direct and indirect wholly owned subsidiaries, unless otherwise specified.
Overview
We are a technology and innovation company connecting synergistic technologies to power a cleaner tomorrow. As a supplier of affordable, alternative fuel, low-emissions transportation technologies, we design, manufacture, and supply advanced components and systems that enable the transition from traditional fuels to alternative energy solutions.
Our technologies support a wide range of alternative fuels - including natural gas, renewable natural gas, and hydrogen – enabling original equipment manufacturers (“OEMs”) and commercial transportation industries to meet performance demands, regulatory requirements, and climate targets in a cost-effective way. With decades of expertise and a commitment to engineering excellence, we are helping our partners achieve sustainability goals - without compromising performance or cost-efficiency - making clean, scalable transport solutions a reality.
Our portfolio includes our High-Pressure Controls segment sold under the GFI and AFS brands and a 55% ownership in Cespira, a joint venture with Volvo Group. Our High-Pressure Controls segment designs, develops, and produces components, including pressure regulators, valves, filters, electronic control units (“ECUs”) and high-pressure hydrogen and natural gas components for transportation and industrial applications. We partner with alternative engine and fuel cell manufacturers, original equipment manufacturers and tier one suppliers offering versatile solutions that serve a variety of fuel types. Cespira launched in 2024 and is committed to advancing the development and commercialization of Cespira's HPDI fuel system, a fully OEM-integrated gaseous fuel system that enables heavy-duty diesel engines to operate with a range of alternative fuels including natural gas, RNG, hydrogen and others without any performance or efficiency compromises relative to the base diesel engine platform. As part of Westport and Cespira's portfolio of solutions, Cespira's LNG HPDI 2.0 fuel system is on the road today and is a complete system, offering OEMs the flexibility to differentiate their natural gas product lines easily while also maintaining maximum commonality with their conventional diesel fueled products.
Committed Equity Facility
On September 15, 2026, we entered into the Purchase Agreement and a related registration rights agreement, dated as of September 15, 2026 (the “Registration Rights Agreement”), with Roth Principal Investments. Upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, we have the right, in our sole discretion, to sell to Roth Principal Investments up to $25,000,000 of common shares (subject to certain limitations contained in the Purchase Agreement) (the “Commitment Amount”), from time to time after the date of this prospectus and during the term of the Purchase Agreement through one or more Purchases (as defined below). Sales of our common shares pursuant to the Purchase Agreement, and the timing of any sales, are solely at our option, and we are under no obligation to sell any securities to Roth Principal Investments under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act, the offer and resale by Roth Principal Investments of up to 12,690,355 common shares (the “Purchase Shares”) that we may, in our sole discretion, elect to sell to Roth Principal Investments, from time to time from and after the Commencement Date (defined below) pursuant to the Purchase Agreement. The aggregate number of common shares that we may issue and sell to Roth Principal Investments under the Purchase Agreement is limited to the lesser of the Commitment Amount and, to the extent then applicable, the Exchange Cap (as defined below).

Upon the initial satisfaction of each of the conditions to Roth Principal Investments’ purchase obligations set forth in the Purchase Agreement (the initial satisfaction of all of such conditions, the “Commencement”), including that the registration statement that includes this prospectus shall have been declared effective by the SEC, we have the right, but not the obligation, from time to time at our sole discretion for a period of up to 36 months (unless the Purchase Agreement is earlier terminated), beginning on the date on which the Commencement occurs (such date, the “Commencement Date” and such period, the “Commitment Period”), to direct Roth Principal Investments to purchase a specified number of common shares (each, a “Market Open Purchase”), not to exceed the lesser of (such lesser number of shares, the “Market Open Purchase Maximum Amount”): (i) 2,000,000 common shares and (ii) up to a certain percentage (not to exceed 25.0%), which we will specify in the applicable Market Open Purchase Notice (as defined below) for such Market Open Purchase (such specified percentage, the “Market Open Purchase Percentage”), of the total aggregate number (or volume) of common shares traded on Nasdaq during the applicable Market Open Purchase Valuation Period (as defined below) for such Market Open Purchase (such specified number of shares to be purchased by Roth Principal Investments, adjusted as necessary to give effect to the applicable Market Open Purchase Maximum Amount as set forth in the Purchase Agreement, the “Market Open Purchase Share Amount”), by timely delivering written notice of such Market Open Purchase to Roth Principal Investments (each, a “Market Open Purchase Notice”) after 7:30 a.m. and prior to 9:00 a.m., New York City time, on any trading day (each, a “Purchase Date”), so long as (a) the closing sale price of our common shares on Nasdaq on the trading day immediately prior to such Purchase Date is not less than a threshold price of $1.00 (the “Threshold Price”), and (b) all common shares subject to all prior Market Open Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been timely received by Roth Principal Investments on the applicable Purchase Share Delivery Dates for such prior Purchases in accordance with the Purchase Agreement. Each notice provided by us to Roth Principal Investments relating to the sale of Purchase Shares is defined herein as a “Purchase Notice”.
The per share purchase price that Roth Principal Investments is required to pay for common shares in a Market Open Purchase effected by us pursuant to the Purchase Agreement, if any, will be determined by reference to the volume weighted average price of our common shares (the “VWAP”), calculated in accordance with the Purchase Agreement, for the period (the “Market Open Purchase Valuation Period”) beginning at the official open (or “commencement”) of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase, and ending at the earliest to occur of (i) 3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date, (ii) such time that the total aggregate number (or volume) of common shares traded on Nasdaq during such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) reaches the applicable share volume maximum amount for such Market Open Purchase (the “Market Open Purchase Share Volume Maximum”), calculated by dividing (a) the applicable Market Open Purchase Share Amount for such Market Open Purchase, by (b) the Market Open Purchase Percentage we specified in the applicable Market Open Purchase Notice for such Market Open Purchase, and (iii) if we further specify in the applicable Market Open Purchase Notice for such Market Open Purchase that a “limit order discontinue election” (a “Limit Order Discontinue Election”) shall apply to such Market Open Purchase, such time that the trading price of our common shares on Nasdaq during such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable minimum price threshold for such Market Open Purchase specified by us in the Market Open Purchase Notice for such Market Open Purchase, or if we do not specify a minimum price threshold in such Market Open Purchase Notice, a price equal to 75.0% of the closing sale price of our common shares on the trading day immediately prior to the applicable Purchase Date for such purchase (the “Minimum Price Threshold”), less a fixed 3.0% discount to the VWAP for such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement).
Under the Purchase Agreement, for purposes of calculating the volume of common shares traded during a Market Open Purchase Valuation Period, as well as the VWAP for a Market Open Purchase Valuation Period, the following transactions, to the extent they occur during such Market Open Purchase Valuation Period, shall be excluded: (x) the opening or first purchase of common shares at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, (y) the last or closing sale of common shares at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, and (z) if we have specified in the applicable Market Open Purchase Notice for such Market Open Purchase that a “limit order continue election” (a “Limit Order Continue Election”), rather than a Limit Order Discontinue Election, shall apply to such Market Open Purchase, all purchases and sales of common shares on Nasdaq during such Market Open Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Market Open Purchase.
From and after the Commencement Date, in addition to Market Open Purchases described above, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to purchase, on any trading day that would qualify as a Purchase Date, whether or not a Market Open Purchase is effected on such Purchase Date, a specified number of common shares (each, an “Intraday Purchase”), not to exceed the lesser of (such lesser number of shares, the “Intraday Purchase Maximum Amount”): (i) 2,000,000 common shares and (ii) up to a certain percentage (not to exceed 25.0%), which we will specify in the applicable Intraday Purchase Notice (as defined below) for such Intraday Purchase (such specified percentage, the “Intraday Purchase Percentage”), of the total aggregate volume of common shares traded on Nasdaq during the applicable “Intraday Purchase Valuation Period” (determined in a similar manner as the Market Open Purchase Valuation Periods for a Market Open Purchase) for such Intraday Purchase (such specified number of shares to be purchased by Roth Principal Investments, adjusted to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount as set forth in the Purchase Agreement, the “Intraday Purchase Share Amount”), by the delivery to Roth Principal Investments of an irrevocable written purchase notice for such Intraday Purchase, after 10:00 a.m., New York City time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date as such applicable Intraday Purchase, if applicable, have ended), and prior to the earlier of (x) 2:00 p.m., New York City time, on such Purchase Date and (y) if Nasdaq has publicly announced that the official close of the regular trading on such Purchase Date will be earlier than 4:00 p.m., New York City time, such time that is exactly two (2) hours immediately prior to the official close of the regular trading session (each, an “Intraday Purchase Notice”), so long as (i) the closing sale price of our common shares on Nasdaq on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all common shares subject to all prior Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been timely received by Roth Principal Investments on the applicable Purchase Share Delivery Dates for such prior Purchases in accordance with the Purchase Agreement.
The per share purchase price for the common shares that we elect to sell to Roth Principal Investments in an Intraday Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same fixed 3.0% discount to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase, as described above), provided that the VWAP for each Intraday Purchase effected on a Purchase Date will be calculated over different Intraday Purchase
Valuation Periods during the regular trading session on Nasdaq on such Purchase Date, each of which will commence and end at different times on such Purchase Date.
From and after the Commencement Date, in addition to Market Open Purchases and Intraday Purchases described above, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to purchase common shares in one or more Pre-Market Purchases and Post-Market Purchases (each as defined below), on any trading day that would qualify as a Purchase Date. The maximum number of shares in any Pre-Market Purchase or Post-Market Purchase may not exceed the lesser of 1,000,000 shares and up to a certain percentage (not to exceed 20.0%) of the total aggregate volume of shares traded during the applicable valuation period. The per share purchase price for shares purchased in Pre-Market Purchases and Post-Market Purchases will be determined by reference to the VWAP during the applicable valuation period, less a fixed 5.0% discount to such VWAP.
There is no upper limit on the price per share that Roth Principal Investments could be obligated to pay for the common shares we may elect to sell to it in any Market Open Purchase, any Intraday Purchase, any Pre-Market Purchase or any Post-Market Purchase under the Purchase Agreement. In the case of Market Open Purchases, Intraday Purchases, Pre-Market Purchases and Post-Market Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of our common shares to be purchased by Roth Principal Investments in a Market Open Purchase, an Intraday Purchase, a Pre-Market Purchase or a Post-Market Purchase (as applicable), or in determining the applicable maximum purchase share amounts or applicable volume or price threshold amounts in connection with any such Purchase (as applicable), in each case, will be equitably adjusted as set forth in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or minimum price thresholds.
We will control the timing and amount of any sales of our common shares to Roth Principal Investments that we may elect, in our sole discretion, to effect from time to time from and after the Commencement Date and during the term of the Purchase Agreement. Actual sales of common shares to Roth Principal Investments under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of the common shares and determinations by us as to the appropriate sources of funding for our company’s business and operations. The Company has no obligation to sell any shares to Roth Principal Investments, and Roth Principal Investments is obligated to purchase shares only as directed by the Company and subject to the terms and conditions of the Purchase Agreement.
Under the applicable Nasdaq rules, in no event may we issue to Roth Principal Investments under the Purchase Agreement more than 3,797,247 common shares, which number of shares is equal to 19.99% of the common shares outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), subject to reduction on a share-for-share basis, by the number of common shares issued or issuable pursuant to any transaction that may be aggregated with the Committed Equity Facility under applicable Nasdaq rules, unless (i) we obtain the approval of the TSX and shareholder approval to issue common shares in excess of the Exchange Cap in accordance with the applicable rules of the Nasdaq and the TSX, or (ii) the average price per share paid by Roth Principal Investments for all of the common shares that we direct Roth Principal Investments to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $1.9957 (representing the sum of (a) $1.8640 the average official closing price of our common shares on Nasdaq for the five consecutive trading days ending on the execution date of the Purchase Agreement and (b) US$0.1317 to take into account, among other things, our payment of the Cash Commitment Fee (defined below) to Roth Principal Investments), so that the Exchange Cap limitation will not apply to issuances and sales of our common shares pursuant to the Purchase Agreement.
Moreover, we may not issue or sell any common shares to Roth Principal Investments under the Purchase Agreement which, when aggregated with all other common shares then beneficially owned by Roth Principal Investments and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 thereunder), would result in Roth Principal Investments beneficially owning more than 4.99% of the outstanding common shares (the “Beneficial Ownership Limitation”).
The net proceeds to us from sales that we elect to make to Roth Principal Investments under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell common shares to Roth Principal Investments. We expect that any proceeds received by us from such sales of common shares to Roth Principal Investments will be used for working capital and general corporate purposes.
Other than the prohibition (with certain limited exceptions) on entering into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement (which prohibition will continue, following termination of the Purchase Agreement, for so long as Roth Principal Investments continues to own any common shares purchased under the Purchase Agreement, but in no event for more than six months following such termination), and the termination payment described below, neither the Purchase Agreement nor the Registration Rights Agreement contains any right of first refusal, participation right or liquidated damages provision. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our common shares after the date of issuance, or our effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell common shares or any securities exercisable, exchangeable or convertible into common shares at a future determined price.

Roth Principal Investments has agreed that none of Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments will engage in or effect, directly or indirectly, for Roth Principal Investments’ own account or for the principal account of any such entity managed or controlled by Roth Principal Investments, any short sales of the common shares or hedging transaction that establishes a net short position in the common shares during the period from the date of the Purchase Agreement through the trading day immediately following the expiration or termination.
The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 36-month anniversary of the Commencement Date, (ii) the date on which Roth Principal Investments shall have purchased from us under the Purchase Agreement common shares for an aggregate gross purchase price of $25,000,000, (iii) the date on which the common shares shall have failed to be listed or quoted on Nasdaq or another U.S. national securities exchange identified as an “Eligible Market” in the Purchase Agreement for a period of one trading day, (iv) the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such 30th trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of our property or we make a general assignment for the benefit of creditors.
We have the right to terminate the Purchase Agreement at any time after Commencement upon 10 trading days’ prior written notice to Roth Principal Investments. We and Roth Principal Investments may also agree to terminate the Purchase Agreement by mutual written consent, provided no termination of the Purchase Agreement will become effective prior to the fifth trading day immediately following the settlement date related to any pending Purchase that has not then been fully settled in accordance with the Purchase Agreement. Neither we nor Roth Principal Investments may assign or transfer any of our respective rights or obligations under the Purchase Agreement or the Registration Rights Agreement. No provision of the Purchase Agreement or the Registration Rights Agreement may be amended or waived from and after the date that is one trading day immediately preceding the date on which the initial registration statement covering the resale of the Purchase Shares is first filed with the SEC; prior to that date, any provision of the Purchase Agreement or the Registration Rights Agreement may be amended or waived by a written instrument executed by the party or parties against whom enforcement is sought.
As consideration for Roth Principal Investments’ commitment to purchase common shares at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, we agreed to pay to Roth Principal Investments a cash commitment fee of up to $500,000 (the “Cash Commitment Fee”), the maximum amount of which is equal to 2.0% of Roth Principal Investments’ $25,000,000 total aggregate dollar amount purchase commitment under the Purchase Agreement. The Cash Commitment Fee will be paid over time by Roth Principal Investments withholding cash amounts equal to 10% of the total aggregate Purchase Price payable by Roth Principal Investments to us in connection with each Purchase of common shares effected under the Purchase Agreement, until such time as Roth Principal Investments shall have received from such cash withholdings a total aggregate amount in cash equal to $500,000, representing the maximum aggregate Cash Commitment Fee payable to Roth Principal Investments pursuant to the Purchase Agreement.
If we terminate the Purchase Agreement at any time prior to the 90th day following the date of the Purchase Agreement, the aggregate amount of the Commitment Fee will become due in full and we will be required to pay to Roth Principal Investments, in cash, the difference, if any, between $500,000 and the amounts theretofore withheld in respect of the Commitment Fee (the “Limited Commitment Fee Make-Whole”), within three business days after written notice of such termination is provided to Roth Principal Investments. No termination of the Purchase Agreement by us will become effective unless and until the entire Limited Commitment Fee Make-Whole has been paid in cash. Each amount withheld by, or paid by us to, Roth Principal Investments in respect of the Commitment Fee is fully earned by Roth Principal Investments and non-refundable as of the date of such withholding or payment, regardless of whether any subsequent Purchases are made or settled or the Purchase Agreement is subsequently terminated.
In addition, we have agreed to reimburse Roth Principal Investments for the reasonable legal fees and disbursements of Roth Principal Investments’ legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement in an amount equal to $100,000 (the “Initial Legal Fee Reimbursement Amount”), upon our execution of the Purchase Agreement and Registration Rights Agreement. We

have also agreed to reimburse Roth Principal Investments up to $10,000 per fiscal quarter (the “Additional Investor Legal Fee Reimbursement Amount”) for the reasonable legal fees and disbursements of Roth Principal Investments’ legal counsel in connection with quarterly and annual bring-down due diligence investigations and related matters as contemplated by the Purchase Agreement.
The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions, and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.
Because the per share purchase price that Roth Principal Investments will pay for Purchase Shares in any Market Open Purchase, Intraday Purchase, Pre-Market Purchase or Post-Market Purchase that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP during the applicable Purchase Valuation Period on the applicable Purchase Date for such Purchase, as of the date of this prospectus, we cannot determine the actual purchase price per share that Roth Principal Investments will be required to pay for any Purchase Shares that we may elect to sell to Roth Principal Investments under the Purchase Agreement from and after Commencement and, therefore, we cannot be certain how many Purchase Shares, in the aggregate, we may issue and sell to Roth Principal Investments under the Purchase Agreement from and after Commencement. As of September 15, 2026, there were 18,995,734 common shares outstanding, of which 18,883,947 shares were held by non-affiliates of our company. If all of the 12,690,355 common shares offered for resale by Roth Principal Investments under this prospectus were issued and outstanding, such shares would represent approximately 66.8% of the total number of outstanding common shares and approximately 67.2% of the total number of outstanding common shares held by non-affiliates of our company, in each case as of September 15, 2026.
Although the Purchase Agreement provides that we may sell up to $25,000,000 of our common shares to Roth Principal Investments, only 12,690,355 Purchase Shares are being registered under the Securities Act for resale by Roth Principal Investments under the registration statement that includes this prospectus. At an assumed purchase price per share of $1.97, representing the closing sale price of our common shares on Nasdaq immediately prior to the execution of the Purchase Agreement, the number of Purchase Shares that are being registered under the registration statement that includes this prospectus would be sufficient to enable us to receive the full $25,000,000 in aggregate gross proceeds from the sale of such Purchase Shares to Roth Principal Investments under the Purchase Agreement. However, depending on the market prices of our common shares on the Purchase Dates on which we elect to sell such Purchase Shares to Roth Principal Investments under the Purchase Agreement, we may need to register under the Securities Act additional common shares for resale by Roth Principal Investments in order for us to receive aggregate proceeds equal to Roth Principal Investments’ $25,000,000 maximum aggregate purchase commitment available to us under the Purchase Agreement.
Moreover, to the extent that the Exchange Cap remains applicable to issuances and sales of our common shares under the Purchase Agreement, if we elect to issue and sell to Roth Principal Investments more common shares than the Exchange Cap (or 3,797,247 common shares) under the Purchase Agreement, which we have the right, but not the obligation, to do, we must first obtain shareholder approval to issue common shares in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules. Any issuance and sale by us under the Purchase Agreement of a substantial amount of common shares being registered for resale by Roth Principal Investments under the registration statement that includes this prospectus could cause additional substantial dilution to our shareholders.
The number of common shares ultimately offered for resale by Roth Principal Investments through this prospectus is dependent upon the number of common shares, if any, we elect to sell to Roth Principal Investments under the Purchase Agreement from and after the Commencement Date. The issuance of our common shares to Roth Principal Investments pursuant to the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted. Although the number of common shares that our existing shareholders own will not decrease, the common shares owned by our existing shareholders will represent a smaller percentage of our total outstanding common shares after any such issuance.

For additional information see the section entitled “The Committed Equity Facility” below.
Corporate information
Our governing corporate statute is the Business Corporations Act (Alberta). Our head office and principal executive offices are at 1691 West 75th Avenue, Vancouver, British Columbia V6P 6P2 and our telephone number is (604) 718-2046. Our registered office is at 4500 Bankers Hall East, 855 – 2nd Street S.W., Calgary, Alberta T2P 4K7. Our website address is www.westport.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.
Implications of being a Foreign Private Issuer
As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue proxy statements that comply with the requirements applicable to U.S. domestic reporting companies. We will also have four months after the end of each fiscal year to file our annual reports with the SEC and will not be required to file periodic reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors, and principal shareholders will be exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. These exemptions and leniencies, along with other corporate governance exemptions resulting from our ability to rely on home country rules, will reduce the frequency and scope of information and protections to which you may otherwise have been eligible in relation to U.S. domestic reporting companies. If we were to lose our foreign private issuer status, the regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer will be significantly more than costs we incur as a foreign private issuer.

THE OFFERING

Issuer	Westport Fuel Systems Inc.
Common shares to be offered by the Selling Shareholder	Up to 12,690,355 common shares that we may elect, in our sole discretion, to issue and sell to the Selling Shareholder from time to time under the Purchase Agreement.

Selling Shareholder	Roth Principal Investments, LLC

Use of Proceeds
We will not receive any proceeds from the sale of the common shares by the Selling Shareholder pursuant to this prospectus. All net proceeds from the sale of the common shares covered by this prospectus will go to the Selling Shareholder. However, we may receive up to $25,000,000 in aggregate gross proceeds from sales of common shares to the Selling Shareholder under the Purchase Agreement, assuming that we sell the full amount of our common shares that we have the right, but not the obligation, to sell to Roth Principal Investments under the Purchase Agreement. However, the actual proceeds may be less than this amount depending on the number of common shares sold and the price at which the common shares are sold. We intend to use those proceeds, if any, for working capital and other general corporate purposes. See “Use of Proceeds” beginning on page 29 of this prospectus for additional information.

Conflict of Interest
Roth Principal Investments is an affiliate of Roth Capital Partners, LLC (“RCP”), a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc. (“FINRA”). RCP will act as an executing broker that will effectuate resales of our common shares that may be acquired by Roth Principal Investments from us pursuant to the Purchase Agreement to the public in this offering.
Because Roth Principal Investments will receive all the net proceeds from such resales of our common shares made to the public through RCP, RCP is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Accordingly, we have engaged Digital Offering, LLC, a registered broker-dealer and FINRA member (“Digital Offering”), to be the qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto.
We have agreed to pay directly to Digital Offering a cash fee of $50,000, as consideration for its services in connection with acting as the qualified independent underwriter in this offering. Digital Offering will receive no other compensation for acting as the qualified independent underwriter in this offering.
In accordance with FINRA Rule 5121, RCP is not permitted to sell our common shares in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. See “Plan of Distribution (Conflict of Interest).”

Listing	Our common shares are listed on the Nasdaq Global Select Market under the symbol “WPRT” and on the Toronto Stock Exchange under the symbol “WPRT.”

Risk Factors
Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus and the documents incorporated by reference in this prospectus for a discussion of factors that you should read and consider before investing in our securities.

Unless otherwise stated, the number of common shares to be outstanding after this offering is based on 18,995,734 of our common shares outstanding as of June 30, 2026, and excludes:
•420,540 common shares reserved for issuance upon the exercise of performance share units (“PSUs”) outstanding as of June 30, 2026;
•22,750 common shares reserved for issuance upon the exercise of deferred share units (“DSUs”) outstanding as of June 30, 2026;
•13,387 common shares reserved for issuance upon the exercise of restricted share units (“RSUs”) outstanding as of June 30, 2026;
•48,055 common shares reserved for issuance pursuant to future awards under the Westport Fuel Systems Inc. Omnibus Incentive Plan;
•4,854,369 common shares issuable upon the exercise of the warrants with an exercise price of $2.06 per underlying common share (the “Private Warrants”); and
•3,254,369 common shares issuable upon the exercise of pre-funded warrants with an exercise price of $0.00001 per underlying common share (the “Pre-Funded Warrants”)
Unless otherwise indicated, all information in this prospectus assumes no exercise of outstanding options or warrants to purchase common shares, settlement of share units, or issuance of shares reserved for future awards.

RISK FACTORS
Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and in the documents we incorporate by reference herein, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, before making a decision about investing in our securities. The risks and uncertainties discussed below and in the documents incorporated by reference are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common shares could decline and you could lose part or all of your investment.
Risks Related to This Offering and our Common Shares
It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to Roth Principal Investments, or the actual gross proceeds resulting from those sales.
On September 15, 2026, we entered into the Purchase Agreement with Roth Principal Investments, pursuant to which Roth Principal Investments has committed to purchase up to $25,000,000 of our common shares, subject to certain limitations and conditions set forth in the Purchase Agreement. The common shares that may be issued under the Purchase Agreement may be sold by us to Roth Principal Investments at our discretion over a 36-month period (unless the Purchase Agreement is earlier terminated) following the Commencement Date, subject to certain conditions.
We generally have the right to control the timing and amount of any sales of our common shares to Roth Principal Investments under the Purchase Agreement. Sales of common shares, if any, to Roth Principal Investments under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Roth Principal Investments all, some or none of the common shares that may be available for us to sell to Roth Principal Investments pursuant to the Purchase Agreement.
Because the per share purchase price that Roth Principal Investments will pay for Purchase Shares in any Market Open Purchase, Intraday Purchase, Pre-Market Purchase or Post-Market Purchase that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP during the applicable Purchase Valuation Period on the applicable Purchase Date for such Purchase, as of the date of this prospectus, it is not possible for us to predict the number of common shares that we will sell to Roth Principal Investments as Purchase Shares under the Purchase Agreement, the purchase price per share that Roth Principal Investments will pay for the Purchase Shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Roth Principal Investments under the Purchase Agreement.
Although the Purchase Agreement provides that we may sell up to $25,000,000 of our common shares to Roth Principal Investments, only 12,690,355 Purchase Shares are being registered under the Securities Act for resale by Roth Principal Investments under the registration statement that includes this prospectus. At an assumed purchase price per share of $1.97, representing the closing sale price of our common shares on Nasdaq immediately prior to the execution of the Purchase Agreement, the number of common shares that are being registered under the registration statement that includes this prospectus would be sufficient to enable us to receive the full $25,000,000 in aggregate gross proceeds from the sale of such common shares to Roth Principal Investments under the Purchase Agreement. However, depending on the market prices of our common shares on the Purchase Dates on which we elect to sell such Purchase Shares to Roth Principal Investments under the Purchase Agreement, we may need to register under the Securities Act additional common shares for resale by Roth Principal Investments in order for us to receive aggregate proceeds equal to Roth Principal Investments’ $25,000,000 maximum aggregate purchase commitment available to us under the Purchase Agreement.
Moreover, to the extent that the Exchange Cap remains applicable to issuances and sales of our common shares under the Purchase Agreement, if we elect to issue and sell to Roth Principal Investments more common shares than the Exchange Cap (or 3,797,247 common shares) under the Purchase Agreement, which we have the right, but not the obligation, to do, we must first obtain shareholder approval to issue common shares in excess of the Exchange

Cap under the Purchase Agreement in accordance with applicable Nasdaq rules. Any issuance and sale by us under the Purchase Agreement of a substantial amount of common shares in addition to the 12,690,355 common shares being registered for resale by Roth Principal Investments under the registration statement that includes this prospectus could cause additional substantial dilution to our shareholders. The number of common shares ultimately offered for resale by Roth Principal Investments through this prospectus is dependent upon the number of common shares, if any, we elect to sell to Roth Principal Investments under the Purchase Agreement from and after the Commencement Date.
The issuance and sale of our common shares to Roth Principal Investments will cause dilution to our existing shareholders, and the sale of the common shares acquired by Roth Principal Investments, or the perception that such sales may occur, could cause the price of our common shares to decrease.
The purchase price for the shares that we may sell to Roth Principal Investments under the Purchase Agreement will fluctuate based on the market price of our common shares. Depending on demand and market liquidity at the time, sales of such shares by Roth Principal Investments may cause the trading price of our common shares to decrease.
We have the right to control the timing and amount of any future sales of our shares to Roth Principal Investments, subject to certain limitations set forth in the Purchase Agreement. Any sales of our common shares to Roth Principal Investments will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Roth Principal Investments all, some or none of the common shares that may be available for us to sell pursuant to the Purchase Agreement. If and when we sell shares to Roth Principal Investments, Roth Principal Investments may then resell all, some or none of those shares at any time or from time to time in its discretion. See the section titled “Plan of Distribution (Conflict of Interest)” elsewhere in this prospectus for more information. Therefore, our sales to Roth Principal Investments could result in substantial dilution to the interests of other holders of our common shares. Additionally, the sale of a substantial number of our common shares to Roth Principal Investments, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.
Our ability to draw on the Committed Equity Facility is limited by the Exchange Cap unless we obtain shareholder approval under Nasdaq Rule 5635(d).
Until we obtain shareholder approval, Nasdaq Listing Rule 5635(d) limits the number of shares we may issue under the Purchase Agreement to 3,797,247 shares, or 19.99% of the 18,995,734 common shares outstanding immediately prior to execution of the Purchase Agreement. At recent market prices, that Exchange Cap permits us to draw only approximately $7.5 million, approximately 30% of the $25,000,000 commitment. There is no assurance that we will obtain shareholder approval.
The common shares being registered in this prospectus represent a substantial percentage of our outstanding common shares and of our public float, and the sale of such shares could cause the market price of our common shares to decline significantly.
The common shares being registered pursuant to this prospectus represent a substantial percentage of our outstanding common shares and of our public float. The number of shares being registered in this prospectus represents approximately 66.8% of the 18,995,734 common shares outstanding as of September 15, 2026. The sale of the securities being registered in this prospectus, or the perception in the market that such sales may occur, could result in a significant decline in the public trading price of our common shares.
Investors who buy shares at different times will likely pay different prices.
Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of common shares sold to Roth Principal Investments. If and when we do elect to sell common shares to Roth Principal Investments pursuant to the Purchase Agreement, after Roth Principal Investments has acquired such common shares, Roth Principal Investments may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase common shares from Roth Principal Investments in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the common shares they purchase from Roth Principal Investments in this offering as a result of future sales made by us to Roth Principal Investments at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of common shares to Roth Principal Investments under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Roth Principal Investments may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.
Our management team will have broad discretion over the use of the net proceeds from our sale of common shares to Roth Principal Investments, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.
Our management team will have broad discretion as to the use of the net proceeds from our sale of common shares to Roth Principal Investments, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. See “Use of Proceeds”. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.
Roth Principal Investments will pay less than the then-prevailing market price for our common shares, which could cause the price of our common shares to decline.
The purchase price of our common shares to be sold to Roth Principal Investments under the Purchase Agreement is derived from the market price of our common shares on Nasdaq. Common shares to be sold to Roth Principal Investments pursuant to the Purchase Agreement will be purchased at a discounted price. See section entitled “The Committed Equity Facility” for more information.
Roth Principal Investments may sell the common shares it receives immediately after receipt of such shares, and/or may sell such a number of common shares equal to the number of Purchase Shares that it is unconditionally obligated to purchase under a pending Purchase Notice prior to its receipt of such Purchase Shares, which may be prior to final determination of the purchase price for such shares and could cause the price of our common shares to decrease. If the price of our common shares declines, then Roth Principal Investments may pay a lower purchase price for such shares.
You may experience future dilution as a result of future equity offerings and other issuances of our securities.
In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares at prices that may not be the same as the price per share paid by the investors in this offering. We may not be able to sell common shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the purchaser in this offering, and investors purchasing common shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional common shares or securities convertible into common shares in future transactions may be higher or lower than the price per share paid to the Selling Shareholder. Our shareholders will incur dilution upon exercise of any outstanding stock options, warrants or other convertible securities or upon the issuance of common shares under our share incentive programs.
Any additional capital raised through the sale of equity or equity-backed securities may dilute our shareholders’ ownership percentages and could also result in a decrease in the market value of our equity securities. The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.
There may be future sales of our common shares or securities convertible into our common shares, which could adversely affect the market price of our common shares and dilute a shareholder’s ownership of common shares.
If we or our existing shareholders, our directors or their affiliates or certain of our executive officers, sell a substantial number of our common shares in the public market the market price of our common shares could decrease significantly. For example, the Private Warrants issued in June 2026 are convertible into common shares at a fixed price or by means of a “cashless exercise” in certain circumstances and the Pre-Funded Warrants issued in June 2026 are convertible into common shares upon payment of the nominal cash purchase price upon exercise or by means of a “cashless exercise”, which could result in the issuance of a substantial number of additional common shares. Sales of a substantial number of our common shares in the public market or the perception that such sales might occur could materially adversely affect the market price of our common shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Accordingly, our shareholders bear the risk that our future offerings will reduce the market price of our common shares and dilute their stock holdings in us. Future sales of our common shares could reduce the market price of our common shares.
The market price of the common shares may be subject to significant fluctuations in response to variations in our financial results or other factors.
The market price of the common shares may be volatile, which may affect the ability of holders of common shares to sell their common shares at an advantageous price. Market price fluctuations in the common shares may be due to our operating results failing to meet the expectations of securities analysts or investors in any quarter, downward revision in securities analysts' estimates, governmental regulatory action, adverse changes in general market conditions or economic trends, including changes resulting from global geopolitical events, acquisitions, dispositions or other material public announcements by us or our competitors, along with a variety of additional factors, including, without limitation, those set forth under “Special Note Regarding Forward-Looking Statements” in this prospectus.
In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many technology companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continuing fluctuations in price will not occur. These factors are ultimately beyond our control and could have a material adverse effect on our financial condition and results of operations.
Management identifies a material uncertainty regarding our ability to continue as a going concern.
Management continues to identify a material uncertainty that raises substantial doubt about the Company's ability to continue as a going concern. Based on our projected capital expenditures, debt servicing obligations and operating requirements under our current business plan, we anticipate that our cash and cash equivalents will not be sufficient to fund our operations through the next twelve months from the date of our unaudited condensed consolidated financial statements for the three and six months ended June 30, 2026. We may need to raise additional funding in order to continue as a going concern and we cannot provide any assurance that we will be successful in doing so. If we are unable to improve our liquidity position when required, we may not be able to continue as a going concern.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus and the documents incorporated by reference therein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (collectively referred to as, “forward-looking statements”). When used in such documents, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect”, “project” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. In particular, this prospectus and the documents incorporated by reference contain forward-looking statements which include, but are not limited to, the expected benefits of hydrogen use in internal combustion engines, the progress, timing and outcomes of on-road testing, integration, and development activities, the timing and likelihood of potential future commercialization and launch of hydrogen-powered heavy-duty trucks, the ability for hydrogen HPDI fuel system technology to support decarbonization objectives and to be classified as a zero-emissions vehicle under applicable standards, the anticipated effect of the offering on our performance, our future market opportunities, our ability to continue our business as a going concern and generate sufficient cash flows to fund operations; and the availability of funding and funding requirements.
Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements due to several uncertainties and risks, including the risks described in this prospectus and the documents incorporated by reference herein and therein and other unforeseen risks. Such risks, uncertainties, factors and assumptions include, without limitation:
•supply of, demand for and price of lower/zero emission propulsion systems for transportation;
•actions of government and governmental authorities, including, without limitation, the imposition of tariffs, implementation of emission and fuel consumption standards, the implementation of policies or other measures that promote the supply of and demand for liquified natural gas, renewable natural gas and hydrogen;
•conditions in the hydrogen and other industries, including fluctuations in the supply, demand and price for hydrogen, including demand for hydrogen in transportation and the implementation of hydrogen fueling infrastructure;
•market acceptance of our products;
•the ability to raise additional capital or earn enough revenue to fund operations as a going concern;
•product development delays and delays in contractual commitments;
•changing environmental legislation and regulations;
•the ability to attract and retain business partners;
•the success of our joint ventures;
•the success of our business partners and original equipment manufacturers (“OEMs”) with whom we partner;
•future levels of government funding and incentives;
•competition from other technologies;
•price differential between compressed natural gas, liquid natural gas, liquid petroleum gas and hydrogen relative to petroleum-based fuels;
•limitations on our ability to protect our intellectual property;

•various events that could disrupt operations, including cybersecurity attacks;
•potential claims or disputes in respect of our intellectual property;
•limitations in our ability to successfully integrate acquired businesses;
•limitations in the development of natural gas and hydrogen refueling infrastructure;
•the ability to provide and access the capital required for research, product development, operations and marketing;
•there could be unforeseen claims made against us;
•our international business operations could expose us to regulatory risks or factors beyond our control such as currency exchange rates, changes in governmental policy, including without limitation, those relating to the regulation of rates, tariffs, import/exports, taxes, wages, labor and immigration, trade barriers, trade embargoes, investigation of sanctions relating to corruption of foreign public officials or international sanctions and delays in the development of international markets for our products;
•volatility in the price of our common shares on the TSX and Nasdaq;
•other risks relating to our common shares and debt securities;
•the consequences to U.S. investors if we are treated as a passive foreign investment company;
•the risks of operating in China;
•risk of conflict related to our directors and officers who may currently, or in the future, also serve as directors and/or officers of other public companies that may be involved in the same industry as us; and
•those other risks and uncertainties described in the sections entitled “Risk Factors” in this prospectus, and in the documents incorporated by reference into this prospectus, including in our most recent Annual Report on Form 20-F.
Readers are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions, estimates, analysis and opinions of our management at the time they were provided or made, in light of its experience and its perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
Readers are cautioned that the foregoing lists are not exhaustive of all factors and assumptions that may have been used. Although we have attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such forward-looking statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements contained in this prospectus and the documents incorporated by reference herein and therein are presented for the purposes of assisting readers in understanding our expected financial and operating performance and our plans and objectives and may not be appropriate for other purposes.
Any forward-looking statement is made only as of the date of this prospectus or the applicable document incorporated by reference herein, unless otherwise indicated in such documents, and represent the views and expectations of our management. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

THE COMMITTED EQUITY FACILITY
On September 15, 2026, we entered into the Purchase Agreement and the Registration Rights Agreement with Roth Principal Investments. Upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, from and after the Commencement Date, we will have the right, in our sole discretion, to sell to Roth Principal Investments up to $25,000,000 of our common shares, subject to certain limitations set forth in the Purchase Agreement, from time to time after the date of this prospectus and during the term of the Purchase Agreement. Sales of common shares by us to Roth Principal Investments under the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to Roth Principal Investments under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by Roth Principal Investments of up to 12,690,355 Purchase Shares that we may, in our sole discretion, direct Roth Principal Investments to purchase from us pursuant to the Purchase Agreement, from time to time after the date of this prospectus and during the term of the Purchase Agreement.
We do not have the right to commence any sales of our common shares to Roth Principal Investments under the Purchase Agreement until the Commencement Date, which is the date on which all of the conditions to Roth Principal Investments’ purchase obligation set forth in the Purchase Agreement have initially been satisfied, including that the registration statement that includes this prospectus shall have been declared effective by the SEC and the final form of this prospectus shall have been filed with the SEC. From and after the Commencement Date, we have the right, but not the obligation, from time to time at our sole discretion for a period of up to 36 months, unless the Purchase Agreement is earlier terminated, to direct Roth Principal Investments to purchase up to a specified maximum amount of common shares in one or more Market Open Purchases, Intraday Purchases, Pre-Market Purchases and Post-Market Purchases as set forth in the Purchase Agreement, by timely delivering the applicable Purchase Notice for each such Purchase to Roth Principal Investments in accordance with the Purchase Agreement on any trading day we select as the Purchase Date therefor, so long as (i) the closing sale price of our common shares on the trading day immediately prior to such Purchase Date is not less than $1.00 (the “Threshold Price”), which will not be adjusted for any share split, reverse share split, share combination, share dividend, recapitalization, reorganization or other similar transaction occurring on or after the date of the Purchase Agreement, and (ii) all common shares subject to all prior Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been timely received by Roth Principal Investments at such time and in the manner set forth in the Purchase Agreement.
From and after Commencement, the Company will control the timing and amount of any sales of common shares to Roth Principal Investments. Actual sales of our common shares to Roth Principal Investments under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our common shares and determinations by us as to the appropriate sources of funding for our company and its operations.
Under the applicable Nasdaq rules, in no event may we issue to Roth Principal Investments under the Purchase Agreement common shares in excess of the Exchange Cap (or 3,797,247 common shares, representing 19.99% of our common shares outstanding immediately prior to the execution of the Purchase Agreement), subject to reduction on a share-for-share basis, by the number of common shares issued or issuable pursuant to any transaction that may be aggregated with the Committed Equity Facility under applicable Nasdaq rules, unless (i) we obtain the approval of the TSX and shareholder approval to issue common shares in excess of the Exchange Cap in accordance with the applicable rules of the Nasdaq and the TSX, or (ii) the average price per share paid by Roth Principal Investments for all of the common shares that we direct Roth Principal Investments to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $1.9957 (representing the sum of (a) US$1.8640, the average official closing price of Common Shares on Nasdaq for the five consecutive trading days ending on the execution date of the Purchase Agreement, and (b) US$0.1317 to take into account, among other things, our payment of the Cash Commitment Fee to Roth Principal Investments), so that the Exchange Cap limitation will not apply to issuances and sales of common shares pursuant to the Purchase Agreement.
Moreover, we may not issue or sell any common shares to Roth Principal Investments under the Purchase Agreement which, when aggregated with all other common shares then beneficially owned by Roth Principal

Investments and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in Roth Principal Investments beneficially owning common shares in excess of the 4.99% Beneficial Ownership Limitation.
The net proceeds to us from sales that we elect to make to Roth Principal Investments under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell our common shares to Roth Principal Investments. We expect that any proceeds received by us from such sales to Roth Principal Investments will be used for working capital and general corporate purposes.
Neither we nor Roth Principal Investments may assign or transfer any of our respective rights or obligations under the Purchase Agreement or the Registration Rights Agreement. No provision of the Purchase Agreement or the Registration Rights Agreement may be amended or waived from and after the date that is one trading day immediately preceding the date on which the initial registration statement covering the resale of the Purchase Shares is first filed with the SEC; prior to that date, any provision of the Purchase Agreement or the Registration Rights Agreement may be amended or waived by a written instrument executed by the party or parties against whom enforcement is sought.
As consideration for Roth Principal Investments’ commitment to purchase common shares at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, we agreed to pay to Roth Principal Investments the Cash Commitment Fee of up to $500,000, the maximum amount of which is equal to 2.0% of Roth Principal Investments’ $25,000,000 total aggregate dollar amount purchase commitment under the Purchase Agreement. The Cash Commitment Fee will be paid over time by Roth Principal Investments withholding cash amounts equal to 10% of the total aggregate Purchase Price payable by Roth Principal Investments to us in connection with each Purchase of our common shares effected under the Purchase Agreement, until such time as Roth Principal Investments shall have received from such cash withholdings a total aggregate amount in cash equal to $500,000, representing the maximum aggregate Cash Commitment Fee payable to Roth Principal Investments pursuant to the Purchase Agreement.
If we terminate the Purchase Agreement at any time prior to the 90th day following the date of the Purchase Agreement, the aggregate amount of the Commitment Fee will become due in full and we will be required to pay to Roth Principal Investments, in cash, the Limited Commitment Fee Make-Whole, which is the difference, if any, between $500,000 and the amounts theretofore withheld in respect of the Commitment Fee, within three business days after written notice of such termination is provided to Roth Principal Investments. No termination of the Purchase Agreement by us will become effective unless and until the entire Limited Commitment Fee Make-Whole has been paid in cash. Each amount withheld by, or paid by us to, Roth Principal Investments in respect of the Commitment Fee is fully earned by Roth Principal Investments and non-refundable as of the date of such withholding or payment, regardless of whether any subsequent Purchases are made or settled or the Purchase Agreement is subsequently terminated.
In addition, we have agreed to reimburse Roth Principal Investments the Initial Legal Fee Reimbursement Amount of $100,000, upon our execution of the Purchase Agreement and the Registration Rights Agreement, for the reasonable legal fees and disbursements of Roth Principal Investments’ legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. We have also agreed to reimburse Roth Principal Investments the Additional Investor Legal Fee Reimbursement Amount of up to $10,000 per fiscal quarter for the reasonable legal fees and disbursements of Roth Principal Investments’ legal counsel in connection with quarterly and annual bringdown due diligence investigations and related matters as contemplated by the Purchase Agreement.
The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

Purchases of Common Shares Under the Purchase Agreement
Market Open Purchases
From and after the Commencement Date, we will have the right, but not the obligation, from time to time at our sole discretion for a period of up to 36 months, unless the Purchase Agreement is earlier terminated, beginning on the Commencement Date, to direct Roth Principal Investments to purchase a specified number of common shares, not to exceed the applicable Market Open Purchase Maximum Amount, in a Market Open Purchase under the Purchase Agreement, by timely delivering a written Market Open Purchase Notice to Roth Principal Investments, after 7:30 a.m. and prior to 9:00 a.m., New York City time, on any trading day we select as the Purchase Date for such Market Open Purchase, so long as:
•the closing sale price of our common shares on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and
•all common shares subject to all prior Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been timely received by Roth Principal Investments prior to the time we deliver such Market Open Purchase Notice.
The Market Open Purchase Maximum Amount applicable to such Market Open Purchase will be equal to the lesser of:
•2,000,000 common shares; and
•the Market Open Purchase Percentage (as specified in the applicable Market Open Purchase Notice for such Purchase) of the total aggregate number (or volume) of our common shares traded on Nasdaq during the applicable Market Open Purchase Valuation Period for such Market Open Purchase.
The actual number of common shares that Roth Principal Investments will be required to purchase in a Market Open Purchase, which we refer to as the Market Open Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Market Open Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Market Open Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.
The per share purchase price that Roth Principal Investments will be required to pay for the Market Open Purchase Share Amount in a Market Open Purchase effected by us pursuant to the Purchase Agreement, if any, will be equal to the VWAP of our common shares for the applicable Market Open Purchase Valuation Period on the Purchase Date for such Market Open Purchase, less a fixed 3.0% discount to the VWAP for such Market Open Purchase Valuation Period. The Market Open Purchase Valuation Period for a Market Open Purchase is defined in the Purchase Agreement as the period beginning at the official open (or “commencement”) of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, and ending at the earliest to occur of:
•3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date;
•such time that the total aggregate number (or volume) of common shares traded on Nasdaq during such Market Open Purchase Valuation Period reaches the applicable Market Open Purchase Share Volume Maximum for such Market Open Purchase, which will be determined by dividing (a) the applicable Market Open Purchase Share Amount for such Market Open Purchase, by (b) the Market Open Purchase Percentage we specified in the applicable Market Open Purchase Notice for such Market Open Purchase); and
•if we further specify in the applicable Market Open Purchase Notice for such Market Open Purchase that a Limit Order Discontinue Election shall apply to such Market Open Purchase, such time that the trading price of our common shares on Nasdaq during such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.
Under the Purchase Agreement, for purposes of calculating the volume of common shares traded during a Market Open Purchase Valuation Period, including for purposes of determining whether the applicable Market Open Purchase Share Volume Maximum for a Market Open Purchase has been reached, for purposes of calculating the VWAP of our common shares for the applicable Market Open Purchase Valuation Period, and to the extent that we specify in the applicable Market Open Purchase Notice that the Limit Order Discontinue Election will apply, the following transactions, to the extent they occur during such Market Open Purchase Valuation Period, shall be excluded: (x) the opening or first purchase of common shares at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, (y) the last or closing sale of common shares at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, and (z) if we have specified in the applicable Market Open Purchase Notice for such Market Open Purchase that a Limit Order Continue Election, rather than a Limit Order Discontinue Election, shall apply to such Market Open Purchase, all purchases and sales of common shares on Nasdaq during such Market Open Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Market Open Purchase.
Intraday Purchases
In addition to the Market Open Purchases described above, from and after the Commencement Date, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to make Intraday Purchases (whether or not a Market Open Purchase is effected on such Purchase Date), not to exceed the applicable Intraday Purchase Maximum Amount, in an Intraday Purchase under the Purchase Agreement, by timely delivering a written Intraday Purchase Notice to Roth Principal Investments, after 10:00 a.m., New York City time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date if applicable, have ended), and prior to the earlier of (x) 2:00 p.m., New York City time, on such Purchase Date and (y) if Nasdaq has publicly announced that the official close of the regular trading session on such Purchase Date will be earlier than 4:00 p.m., New York City time, the time that is exactly two (2) hours immediately prior to the official close of the primary trading session, so long as:
•the closing sale price of our common shares on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and
•all common shares subject to all prior Purchases (as applicable) effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date, have been timely received by Roth Principal Investments on the applicable Purchase Share Delivery Dates for such prior Purchases in accordance with the Purchase Agreement.
The Intraday Purchase Maximum Amount applicable to such Intraday Purchase will be equal to the lesser of:
•2,000,000 common shares; and
•the Intraday Purchase Percentage (as specified by us in the applicable Intraday Purchase Notice for such Intraday Purchase) of the total aggregate number (or volume) of our common shares traded on Nasdaq during the applicable Intraday Purchase Valuation Period for such Intraday Purchase.
The actual number of common shares that Roth Principal Investments will be required to purchase in an Intraday Purchase, which we refer to as the Intraday Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Intraday Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that Roth Principal Investments will be required to pay for the Intraday Purchase Share Amount in an Intraday Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same 3.0% fixed percentage discount to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase as described above), provided that the VWAP used to determine the purchase price for the Intraday Purchase Share Amount to be purchased in an Intraday Purchase will be equal to the VWAP for the applicable Intraday Purchase Valuation Period on the Purchase Date for such Intraday Purchase. The Intraday Purchase Valuation Period for an Intraday Purchase is defined in the Purchase Agreement as the period during the regular trading session on Nasdaq on such Purchase Date, beginning at the latest to occur of:
•such time of confirmation of Roth Principal Investments’ receipt of the applicable Intraday Purchase Notice;
•such time that the Market Open Purchase Valuation Period for any prior Market Open Purchase effected on the same Purchase Date (if any) has ended; and
•such time that the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) has ended, and ending at the earliest to occur of:
•3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date;
•such time that the total aggregate number (or volume) of common shares traded on Nasdaq during such Intraday Purchase Valuation Period reaches the applicable Intraday Purchase Share Volume Maximum for such Intraday Purchase, which will be determined by dividing (a) the applicable Intraday Purchase Share Amount for such Intraday Purchase, by (b) the Intraday Purchase Percentage we specified in the applicable Intraday Purchase Notice for determining the applicable Intraday Purchase Share Amount for such Intraday Purchase; and
•if we further specify Limit Order Discontinue Election in the applicable Intraday Purchase Notice for such Intraday Purchase, such time that the trading price of our common shares on Nasdaq during such Intraday Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.
As with Market Open Purchases, for purposes of calculating the volume of common shares traded during an Intraday Purchase Valuation Period, including for purposes of determining whether the applicable Intraday Purchase Share Volume Maximum for an Intraday Purchase has been reached, for purposes of calculating the VWAP of our common shares for the applicable Intraday Purchase Valuation Period, the following transactions, to the extent they occur during such Intraday Purchase Valuation Period, are excluded: (x) the opening or first purchase of common shares at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Intraday Purchase, (y) the last or closing sale of common shares at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Intraday Purchase, and (z) if we have specified in the applicable Intraday Purchase Notice for such Intraday Purchase that a Limit Order Continue Election, rather than a Limit Order Discontinue Election, shall apply to such Intraday Purchase, all purchases and sales of common shares on Nasdaq during such Intraday Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Intraday Purchase.
We may, in our sole discretion, timely deliver multiple Intraday Purchase Notices to Roth Principal Investments prior to 2:00 p.m., New York City time, on a single Purchase Date to effect multiple Intraday Purchases on such same Purchase Date, provided that the Market Open Purchase Valuation Period for any earlier Market Open Purchase effected on the same Purchase Date (as applicable) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date have ended prior to 2:00 p.m., New York City time, on such Purchase Date, and so long as all common shares subject to all prior Purchases (as applicable) effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase

Date, have been timely received by Roth Principal Investments on the applicable Purchase Share Delivery Dates for such prior Purchases in accordance with the Purchase Agreement.
The terms and limitations that will apply to each subsequent additional Intraday Purchase effected on the same Purchase Date will be the same as those applicable to any earlier Market Open Purchase (as applicable) and any earlier Intraday Purchase effected on the same Purchase Date as such subsequent additional Intraday Purchase, and the per share purchase price for the common shares that we elect to sell to Roth Principal Investments in each subsequent additional Intraday Purchase effected on the same Purchase Date as an earlier Market Open Purchase (as applicable) and/or earlier Intraday Purchase(s) effected on such Purchase Date will be calculated in the same manner as in the case of such earlier Market Open Purchase (as applicable) and such earlier Intraday Purchase(s) effected on the same Purchase Date as such subsequent additional Intraday Purchase, with the exception that the Intraday Purchase Valuation Period for each subsequent additional Intraday Purchase will begin and end at different times (and may vary in duration) during the regular trading session on such Purchase Date, in each case as determined in accordance with the Purchase Agreement.
In the case of Market Open Purchases, Intraday Purchases, Pre-Market Purchases and Post-Market Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of common shares to be purchased by Roth Principal Investments in a Market Open Purchase, an Intraday Purchase, a Pre-Market Purchase or a Post-Market Purchase (as applicable), or in determining the applicable maximum purchase share amounts or applicable volume or minimum price threshold in connection with any such Purchase (as applicable), in each case, will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or minimum price thresholds.
Pre-Market Purchases
In addition to Market Open Purchases and Intraday Purchases described above, from and after the Commencement Date, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to purchase a specified number of common shares (each, a “Pre-Market Purchase”), not to exceed the lesser of (such lesser number of shares, the “Pre-Market Purchase Maximum Amount”): (i) 1,000,000 common shares and (ii) up to a certain percentage (not to exceed 20.0%), which we will specify in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase (such specified percentage, the “Pre-Market Purchase Percentage”), of the total aggregate number (or volume) of our common shares traded on Nasdaq during the applicable Pre-Market Purchase Valuation Period for such Pre-Market Purchase (such specified number of shares to be purchased by Roth Principal Investments, adjusted to the extent necessary to give effect to the applicable Pre-Market Purchase Maximum Amount as set forth in the Purchase Agreement, the “Pre-Market Purchase Share Amount”), by the delivery to Roth Principal Investments of an irrevocable written purchase notice for such Pre-Market Purchase (each, a “Pre-Market Purchase Notice”), after 7:00 a.m., New York City time, and prior to 8:30 a.m., New York City time, on any trading day we select as the Purchase Date for such Pre-Market Purchase, so long as (i) the closing sale price of the common shares on Nasdaq on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all common shares subject to all prior Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been timely received by Roth Principal Investments on the applicable Purchase Share Delivery Dates for such prior Purchases in accordance with the Purchase Agreement.
The per share purchase price that Roth Principal Investments will be required to pay for the Pre-Market Purchase Share Amount in a Pre-Market Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in a similar manner as in the case of a Market Open Purchase, except that the VWAP will be calculated over the applicable Pre-Market Purchase Valuation Period and will reflect a fixed 5.0% discount to the VWAP for such Pre-Market Purchase Valuation Period (calculated in accordance with the Purchase Agreement). The Pre-Market Purchase Valuation Period for a Pre-Market Purchase begins at the time after 7:00 a.m., New York City time, on the applicable Purchase Date at which Roth Principal Investments confirms its receipt of the applicable Pre-Market Purchase Notice, and ends at the earliest to occur of (i) 9:10 a.m., New York City time, on such Purchase Date, (ii) such time that the total aggregate number (or volume) of common shares traded on Nasdaq during such

Pre-Market Purchase Valuation Period exceeds the applicable Pre-Market Purchase Share Volume Maximum for such Pre-Market Purchase, and (iii) if we specify a Limit Order Discontinue Election in the applicable Pre-Market Purchase Notice, such time that the sale price of any of our common shares traded on Nasdaq during such Pre-Market Purchase Valuation Period is less than the applicable Minimum Price Threshold. Unlike Market Open Purchases and Intraday Purchases, the opening and closing trades on the applicable Purchase Date are not excluded from the volume and VWAP calculations for a Pre-Market Purchase; however, if we specify a Limit Order Continue Election in the applicable Pre-Market Purchase Notice, all sales of common shares on Nasdaq during such Pre-Market Purchase Valuation Period at a price per share less than the applicable Minimum Price Threshold will be excluded from those calculations.
Post-Market Purchases
In addition to Market Open Purchases, Intraday Purchases and Pre-Market Purchases described above, from and after the Commencement Date, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to purchase a specified number of common shares (each, a “Post-Market Purchase”), not to exceed the lesser of (such lesser number of shares, the “Post-Market Purchase Maximum Amount”): (i) 1,000,000 common shares and (ii) up to a certain percentage (not to exceed 20.0%), which we will specify in the applicable Post-Market Purchase Notice for such Post-Market Purchase (such specified percentage, the “Post-Market Purchase Percentage”), of the total aggregate number (or volume) of our common shares traded on Nasdaq during the applicable Post-Market Purchase Valuation Period for such Post-Market Purchase (such specified number of shares to be purchased by Roth Principal Investments, adjusted to the extent necessary to give effect to the applicable Post-Market Purchase Maximum Amount as set forth in the Purchase Agreement, the “Post-Market Purchase Share Amount”), by the delivery to Roth Principal Investments of an irrevocable written purchase notice for such Post-Market Purchase (each, a “Post-Market Purchase Notice”), after 4:05 p.m., New York City time, and prior to 5:00 p.m., New York City time, on any trading day we select as the Purchase Date for such Post-Market Purchase, so long as (i) the closing sale price of the common shares on Nasdaq on such Purchase Date is not less than the Threshold Price and (ii) all common shares subject to all prior Purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been timely received by Roth Principal Investments on the applicable Purchase Share Delivery Dates for such prior Purchases in accordance with the Purchase Agreement.
The per share purchase price that Roth Principal Investments will be required to pay for the Post-Market Purchase Share Amount in a Post-Market Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in a similar manner as in the case of a Pre-Market Purchase, with a fixed 5.0% discount to the VWAP for the applicable Post-Market Purchase Valuation Period (calculated in accordance with the Purchase Agreement). The Post-Market Purchase Valuation Period for a Post-Market Purchase begins at the time after 4:05 p.m., New York City time, on the applicable Purchase Date at which Roth Principal Investments confirms its receipt of the applicable Post-Market Purchase Notice, and ends at the earliest to occur of (i) 6:00 p.m., New York City time, on such Purchase Date, (ii) such time that the total aggregate number (or volume) of common shares traded on Nasdaq during such Post-Market Purchase Valuation Period exceeds the applicable Post-Market Purchase Share Volume Maximum for such Post-Market Purchase, and (iii) if we specify a Limit Order Discontinue Election in the applicable Post-Market Purchase Notice, such time that the sale price of any of our common shares traded on Nasdaq during such Post-Market Purchase Valuation Period is less than the applicable Minimum Price Threshold. As with Pre-Market Purchases, the opening and closing trades on the applicable Purchase Date are not excluded from the volume and VWAP calculations for a Post-Market Purchase; however, if we specify a Limit Order Continue Election in the applicable Post-Market Purchase Notice, all sales of common shares on Nasdaq during such Post-Market Purchase Valuation Period at a price per share less than the applicable Minimum Price Threshold will be excluded from those calculations.
At or prior to 7:00 p.m., New York City time, on the applicable Purchase Date for a Market Open Purchase, Intraday Purchase, Pre-Market Purchase and/or Post-Market Purchase, Roth Principal Investments will provide us with a written confirmation for such Purchase, as applicable, setting forth the applicable purchase price (both on a per share basis and the total aggregate purchase price) to be paid by Roth Principal Investments for the common shares purchased by Roth Principal Investments in such Purchase.

The common shares purchased by Roth Principal Investments in any Purchase under the Purchase Agreement will be delivered to Roth Principal Investments on the trading day immediately following the applicable Purchase Date for such Purchase, and, subject to the conditions set forth in the Purchase Agreement, payment for such common shares will be made not later than the trading day immediately following the applicable Purchase Share Delivery Date for such Purchase, as set forth in the Purchase Agreement.
Conditions Precedent to Commencement and Each Purchase
Roth Principal Investments’ obligation to accept Purchase Notices that are timely delivered by us under the Purchase Agreement and to purchase our common shares in Market Open Purchases, Intraday Purchases, Pre-Market Purchases and Post-Market Purchases under the Purchase Agreement, is subject to (i) the initial satisfaction, at the Commencement, and (ii) the satisfaction, at the applicable “Purchase Condition Satisfaction Time” (as such term is defined in the Purchase Agreement) on the applicable Purchase Date for each Purchase after the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of Roth Principal Investments’ control, which conditions include the following:
•the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;
•the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;
•the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include common shares that may be issued and sold by the Company to Roth Principal Investments under the Purchase Agreement) having been declared effective under the Securities Act by the SEC, and Roth Principal Investments being able to utilize this prospectus (and the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement) to resell all of the common shares included in this prospectus (and included in any such additional prospectuses);
•the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include common shares that may be issued and sold by the Company to Roth Principal Investments under the Purchase Agreement) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement), and the absence of any suspension of qualification or exemption from qualification of the common shares for offering or sale in any jurisdiction;
•FINRA shall not have provided an objection to, and shall have confirmed in writing that it has determined not to raise any objections with respect to the fairness and reasonableness of, the terms and arrangements of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement;
•there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include common shares that may be issued and sold by the Company to Roth Principal Investments under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in the light of the circumstances under which they were made) not misleading;
•this prospectus, in final form, shall have been filed with the SEC under the Securities Act prior to Commencement, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC;
•trading in the common shares shall not have been suspended by the SEC or Nasdaq, the Company shall not have received any final and non-appealable notice that the listing or quotation of the common shares on Nasdaq, shall be terminated on a date certain (unless, prior to such date, the common shares are listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement), and there shall be no suspension of, or restriction on, accepting additional deposits of the common shares, electronic trading or book-entry services by The Depository Trust Company with respect to the common shares;
•the Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;
•the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;
•the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;
•all of the common shares that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on Nasdaq (or if the common shares are not then listed on Nasdaq, then on any Eligible Market);
•no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as such term is defined in the Purchase Agreement) shall have occurred and be continuing;
•the absence of any bankruptcy proceeding against the Company commenced by a third party, and the Company shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors; and
•the receipt by Roth Principal Investments of the legal opinions and negative assurances, bring-down legal opinions and negative assurances, and audit comfort letters, in each case as required under the Purchase Agreement.
Termination of the Purchase Agreement
Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:
•the first day of the month next following the 36-month anniversary of the Commencement Date;
•the date on which Roth Principal Investments shall have purchased common shares under the Purchase Agreement for an aggregate gross purchase price equal to $25,000,000;
•the date on which the common shares shall have failed to be listed or quoted on Nasdaq or any other Eligible Market for a period of one trading day;
•the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such 30th trading day; and

•the date on which a bankruptcy custodian is appointed for all or substantially all of our property, or we make a general assignment for the benefit of our creditors.
We have the right to terminate the Purchase Agreement at any time after Commencement upon 10 trading days’ prior written notice to Roth Principal Investments. If we terminate the Purchase Agreement at any time prior to the 90th day following the date of the Purchase Agreement, the aggregate amount of the Commitment Fee will become due in full and we will be required to pay to Roth Principal Investments, in cash, the Limited Commitment Fee Make-Whole. Our right to terminate is also subject to us having paid all Commitment Fee amounts and legal fee reimbursements then required to be paid to Roth Principal Investments. No termination by us will become effective unless and until the entire termination payment described above has been paid in cash to Roth Principal Investments. We and Roth Principal Investments may also terminate the Purchase Agreement at any time by mutual written consent.
Roth Principal Investments also has the right to terminate the Purchase Agreement upon 10 trading days’ prior written notice to us, but only upon the occurrence of certain events, including:
•the occurrence and continuation of a Material Adverse Effect (as such term is defined in the Purchase Agreement);
•the occurrence of a Fundamental Transaction (as such term is defined in the Purchase Agreement) involving our company;
•if any registration statement is not filed by the applicable Filing Deadline (as defined in the Registration Rights Agreement) or declared effective by the SEC by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within 10 trading days after notice of such failure, breach or default is delivered to us;
•if we are in breach or default in any material respect of any of our covenants and agreements in the Purchase Agreement or in the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to us;
•the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to Roth Principal Investments for the resale of all of the common shares included therein, and such lapse or unavailability continues for a period of 20 consecutive trading days or for more than an aggregate of 60 trading days in any 365-day period, other than due to acts of Roth Principal Investments; or
•trading in the common shares on Nasdaq (or if the common shares are then listed on an Eligible Market, trading in the common shares on such Eligible Market) has been suspended for a period of five consecutive trading days.
No termination of the Purchase Agreement by us or by Roth Principal Investments will become effective prior to the fifth trading day immediately following the date on which any pending Purchase that has not then been fully settled in accordance with the terms and conditions of the Purchase Agreement, and no termination will affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending Purchase. Both we and Roth Principal Investments have agreed to complete our respective obligations with respect to any such pending Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect (i) the Registration Rights Agreement, which will survive any termination of the Purchase Agreement (ii) any Commitment Fee amounts theretofore withheld by, or paid by us to, Roth Principal Investments, or (iii) any legal fee reimbursement amounts theretofore paid to Roth Principal Investments or its legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, each of which amounts is fully earned and non-refundable as of the date of such withholding or payment.
No Short-Selling or Hedging by Roth Principal Investments
Roth Principal Investments has agreed that, from and after the date of the Purchase Agreement through and including the trading day next following the expiration or termination of the Purchase Agreement, none of Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments will engage in or effect, directly or indirectly, for Roth Principal Investments’ own account or for the principal account of any such entity managed or controlled by Roth Principal Investments, any short sales of the common shares or hedging transaction that establishes a net short position in the common shares during the term of the Purchase Agreement.
Prohibition on Variable Rate Transactions
Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement and, following termination of the Purchase Agreement, for so long as Roth Principal Investments continues to own any common shares purchased under the Purchase Agreement, but in no event for more than six months following such termination. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our common shares after the date of issuance, or our effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell common shares or any securities exercisable, exchangeable or convertible into common shares at a future determined price.
Effect of Sales of our Common Shares under the Purchase Agreement on our Shareholders
The Purchase Shares to be issued or sold by us to Roth Principal Investments under the Purchase Agreement that are being registered under the Securities Act for resale by Roth Principal Investments in this offering are expected to be freely tradable. The 12,690,355 Purchase Shares being registered for resale in this offering may be issued and sold by us to Roth Principal Investments from time to time at our discretion over a period of up to 36 months (unless the Purchase Agreement is earlier terminated), beginning on the Commencement Date. The resale by Roth Principal Investments of a significant amount of common shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common shares to decline and to be highly volatile. Sales of our common shares, if any, to Roth Principal Investments under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Roth Principal Investments all, some or none of our common shares that may be available for us to sell to Roth Principal Investments pursuant to the Purchase Agreement.
If and when we do elect to sell our common shares to Roth Principal Investments pursuant to the Purchase Agreement, after Roth Principal Investments has acquired such shares, Roth Principal Investments may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Roth Principal Investments in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Roth Principal Investments in this offering as a result of future sales made by us to Roth Principal Investments at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of our common shares to Roth Principal Investments under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Roth Principal Investments may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.
Because the per share purchase price that Roth Principal Investments will pay for Purchase Shares in any Market Open Purchase, Intraday Purchase, Pre-Market Purchase or Post-Market Purchase that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP during the applicable Purchase

Valuation Period on the applicable Purchase Date for such Purchase, as of the date of this prospectus, we cannot determine the actual purchase price per share that Roth Principal Investments will be required to pay for any Purchase Shares that we may elect to sell to Roth Principal Investments under the Purchase Agreement from and after Commencement and, therefore, we cannot be certain how many Purchase Shares, in the aggregate, we may issue and sell to Roth Principal Investments under the Purchase Agreement from and after Commencement. As of September 15, 2026, there were 18,995,734 of our common shares outstanding, of which 18,883,947 shares were held by non-affiliates of our company. If all of the 12,690,355 common shares offered for resale by Roth Principal Investments under this prospectus were issued and outstanding, such shares would represent approximately 66.8% of the total number of outstanding common shares and approximately 67.2% of the total number of outstanding common shares held by non-affiliates of our company, in each case as of September 15, 2026. We may not sell more than 3,797,247 common shares to Roth Principal Investments without shareholder approval.
Although the Purchase Agreement provides that we may sell up to $25,000,000 of our common shares to Roth Principal Investments, only 12,690,355 Purchase Shares are being registered under the Securities Act for resale by Roth Principal Investments under the registration statement that includes this prospectus. At an assumed purchase price per share of $1.97, representing the closing sale price of our common shares on Nasdaq immediately prior to the execution of the Purchase Agreement, the number of Purchase Shares that are being registered under the registration statement that includes this prospectus would be sufficient to enable us to receive the full $25,000,000 in aggregate gross proceeds from the sale of such Purchase Shares to Roth Principal Investments under the Purchase Agreement. However, depending on the market prices of our common shares on the Purchase Dates on which we elect to sell such Purchase Shares to Roth Principal Investments under the Purchase Agreement, we may need to register under the Securities Act additional common shares for resale by Roth Principal Investments in order for us to receive aggregate proceeds equal to Roth Principal Investments’ $25,000,000 maximum aggregate purchase commitment available to us under the Purchase Agreement.
Moreover, to the extent that the Exchange Cap remains applicable to issuances and sales of our common shares under the Purchase Agreement, if we elect to issue and sell to Roth Principal Investments more common shares than the Exchange Cap (or 3,797,247 common shares) under the Purchase Agreement, which we have the right, but not the obligation, to do, we must first obtain shareholder approval to issue common shares in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules. Any issuance and sale by us under the Purchase Agreement of a substantial amount of common shares in addition to the 12,690,355 common shares being registered for resale by Roth Principal Investments under the registration statement that includes this prospectus could cause additional substantial dilution to our shareholders.
The number of common shares ultimately offered for resale by Roth Principal Investments through this prospectus is dependent upon the number of common shares, if any, we elect to sell to Roth Principal Investments under the Purchase Agreement from and after the Commencement Date. The issuance of our common shares to Roth Principal Investments pursuant to the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted. Although the number of our common shares that our existing shareholders own will not decrease, the common shares owned by our existing shareholders will represent a smaller percentage of our total outstanding common shares after any such issuance.
The following table sets forth the amount of gross proceeds we would receive from Roth Principal Investments from our sale of common shares (which are being registered for resale by Roth Principal Investments under the registration statement that includes this prospectus) to Roth Principal Investments as Purchase Shares under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Purchase Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Roth Principal Investments(2)	Gross Proceeds from the Sale of Purchase Shares to Roth Principal Investments Under the Purchase Agreement
$1.00	12,690,355	40.1%	$12,690,355
$1.50	12,690,355	40.1%	$19,035,533
$1.97 (3)	12,690,355	40.1%	$24,999,999
$2.50	10,000,000	34.5%	$25,000,000
$3.00	8,333,333	30.5%	$24,999,999
__________________
(1)Although the Purchase Agreement provides that we may sell up to $25,000,000 of our common shares to Roth Principal Investments, we are only registering 12,690,355 shares under the registration statement that includes this prospectus, which may or may not cover all of the common shares we ultimately sell to Roth Principal Investments under the Purchase Agreement. We will not issue more than an aggregate of 3,797,247 common shares (i.e., the Exchange Cap), unless (i) we obtain shareholder approval to issue common shares in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by Roth Principal Investments for all of the common shares that we direct Roth Principal Investments to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $1.9957 (in which case the Exchange Cap limitation will not apply to issuances and sales of common shares pursuant to the Purchase Agreement). The number of shares to be issued as set forth in this column (i) does not give effect to the Exchange Cap and (ii) is without regard for the Beneficial Ownership Limitation.
(2)The denominator is based on 18,995,734 common shares outstanding as of September 15, 2026, adjusted to include the issuance of the number of Purchase Shares set forth in the adjacent column that we would have sold to Roth Principal Investments, assuming the average purchase price in the first column. The numerator is based on the number of Purchase Shares issuable under the Purchase Agreement (which are included in this prospectus) at the corresponding assumed average purchase price set forth in the first column.
(3)The closing sale price of our common shares on Nasdaq on September 15, 2026.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the common shares by the Selling Shareholder pursuant to this prospectus.
We may receive up to $25,000,000 in aggregate gross proceeds from sales of common shares that we may elect to make to the Selling Shareholder from time to time under the Purchase Agreement over the 36-month period following the Commencement Date. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell our common shares to Roth Principal Investments after the date of this prospectus, and the limitations described under “Risk Factors” and “The Committed Equity Facility.” We may receive substantially less than $25,000,000. Gross proceeds will be reduced by our other offering expenses and by up to $500,000 in respect of the Commitment Fee payable to the Selling Shareholder, which, except in the limited circumstance described below, is satisfied exclusively through the Selling Shareholder’s withholding of an amount equal to 10% of the purchase price otherwise payable to us in connection with each purchase, until the Selling Shareholder has received $500,000 from those withholdings. If we terminate the Purchase Agreement prior to the 90th day following the date of the Purchase Agreement, the entire $500,000 Commitment Fee will become due in full and we will be required to pay the unwithheld balance to the Selling Shareholder in cash. Gross proceeds will also be reduced by clearing costs of $0.0015 per share purchased in any purchase for which the applicable VWAP is less than $1.00.
We intend to use any net proceeds that we receive under the Purchase Agreement for working capital and other general corporate purposes. The amounts and timing of our actual use of any proceeds we receive will depend on numerous factors, including those described under “Risk Factors,” and our management will retain broad discretion over their application.
Roth Principal Investments will pay any underwriting commissions and discounts, and expenses incurred by them in connection with any sale of their common shares. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, securities or blue-sky law compliance fees, Nasdaq listing fees and expenses of our counsel and our independent registered public accounting firm.
We have engaged Digital Offering, a registered broker-dealer and FINRA member, to act as a qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. We have agreed to pay directly to Digital Offering a cash fee of $50,000 as consideration for its services in connection with acting as the qualified independent underwriter in this offering. Digital Offering will receive no other compensation for acting as the qualified independent underwriter in this offering. See the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus for more information.

DESCRIPTION OF COMMON SHARES
A description of our share capital and our common shares can be found in Exhibit 2.2 to our Annual Report on Form 20-F filed with the SEC on April 23, 2026 and is incorporated by reference herein.
General
Our authorized share capital consists of an unlimited number of common shares, no par value, of which 18,995,734 common shares are issued and outstanding as of June 30, 2026.
All of our outstanding common shares are validly issued, fully paid and non-assessable. Our common shares are not redeemable and do not provide any preemptive rights.
Transfer Agent and Registrar
Our transfer agent and registrar for our common shares is Computershare Trust Company of Canada at its principal offices in Vancouver, British Columbia, Calgary, Alberta and Toronto, Ontario. Our U.S. transfer agent is Computershare Trust Company, N.A. with locations at 150 Royall Street, Canton, MA 02021 and 111 Town Square Place, Suite 1505, Jersey City, NJ 07310.
Listing
Our common shares are listed on the Nasdaq under the symbol “WPRT” and on the TSX under the trading symbol “WPRT.”

DIVIDEND POLICY
We have never declared or paid any dividend on our common shares and intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

CAPITALIZATION AND INDEBTEDNESS
The following table sets forth our consolidated capitalization as of June 30, 2026 on an actual basis and on an as adjusted basis to give effect to the issuance and sale by us of 12,690,355 common shares at an assumed offering price of $1.97 per common share, which is the last reported sales price of our common shares on the Nasdaq on September 15, 2026, assuming the Committed Equity Facility will be utilized by us and after deducting the Cash Commitment Fee and offering expenses payable by us, as if the sale had occurred on June 30, 2026.
The following table is based on our unaudited condensed consolidated interim balance sheet as at June 30, 2026 and should be read in conjunction with other information included in the documents incorporated by reference in this prospectus.

	As of June 30, 2026
	Actual	As Adjusted
	US$ amounts in millions
Cash and cash equivalents (including restricted cash)	$23.9	$47.9
Liabilities:
Accounts payable and accrued liabilities	16.4	16.4
Long-term debt with Export Development Canada	1.0	1.0
Warrant liability	11.3	11.3
Other liabilities	4.0	4.0
Total Liabilities	$32.7	$32.7
Shareholders’ Equity
Common shares	1,247.2	1,271.7
Other equity instruments	8.9	8.9
Additional paid in capital	11.5	11.5
Accumulated deficit	(1,175.0)	(1,175.5)
Accumulated other comprehensive loss	(40.3)	(40.3)
Total Shareholders’ equity	52.3	76.3
Total Capitalization	85.0	109.0
The number of common shares to be outstanding prior to and after this offering in the table above is based on 18,995,734 of our common shares outstanding as of June 30, 2026, and excludes:
•420,540 common shares reserved for issuance upon the exercise of performance share units (“PSUs”) outstanding as of June 30, 2026;
•22,750 common shares reserved for issuance upon the exercise of deferred share units (“DSUs”) outstanding as of June 30, 2026;
•13,387 common shares reserved for issuance upon the exercise of restricted share units (“RSUs”) outstanding as of June 30, 2026;
•48,055 common shares reserved for issuance pursuant to future awards under the Westport Fuel Systems Inc. Omnibus Incentive Plan;
•4,854,369 common shares issuable upon the exercise of the Private Warrants; and
•3,254,369 common shares issuable upon the exercise of the Pre-Funded Warrants.

SELLING SHAREHOLDER
This prospectus relates to the offer and sale by Roth Principal Investments of up to 12,690,355 common shares that may be issued by us to Roth Principal Investments under the Purchase Agreement. For additional information regarding the common shares included in this prospectus, see the section titled “The Committed Equity Facility” above. We are registering the common shares included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with Roth Principal Investments on September 15, 2026 in order to permit the Selling Shareholder to offer the common shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, Roth Principal Investments has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Shareholder” means Roth Principal Investments, LLC.
The table below presents information regarding the Selling Shareholder and the common shares that may be resold by the Selling Shareholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Shareholder, and reflects holdings as of September 15, 2026. The number of shares in the column “Maximum Number of Common Shares to be Offered Pursuant to this Prospectus” represents all of the common shares being offered for resale by the Selling Shareholder under this prospectus. The Selling Shareholder may sell some, all or none of the common shares being offered for resale in this offering. We do not know how long the Selling Shareholder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, we are not aware of any existing arrangements between the Selling Shareholder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the common shares being offered for resale by this prospectus.
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes common shares with respect to which the Selling Shareholder has sole or shared voting and investment power. Because the purchase price to be paid by the Selling Shareholder for common shares, if any, that we may elect to sell to the Selling Shareholder in one or more Purchases from time to time under the Purchase Agreement will be determined on the applicable Purchase Dates therefor, the actual number of common shares that we may sell to the Selling Shareholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the Selling Shareholder of all of the common shares being offered for resale pursuant to this prospectus.

Name of Selling Shareholder	Number of Common Shares Owned Prior to Offering		Maximum Number of Common Shares to be Offered Pursuant to this Prospectus	Number of Common Shares Owned After Offering
	Number(1)	Percent		Number(2)	Percent
Roth Principal Investments, LLC(3)	0	—	12,690,355	0	—
__________________
(1)In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of common shares beneficially owned prior to the offering all of the common shares that Roth Principal Investments may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of Roth Principal Investments’ control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Purchases of common shares under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any common shares to Roth Principal Investments to the extent such shares, when aggregated with all other common shares then beneficially owned by Roth Principal Investments, would cause Roth Principal Investments’ beneficial ownership of our common shares to exceed the 4.99% Beneficial Ownership Limitation. The Purchase Agreement also prohibits us from issuing or selling common shares under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain shareholder approval to do so, or unless the average price for all common shares purchased by Roth Principal Investments under the Purchase Agreement equals or exceeds $1.9957 per share, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq) may be amended or waived under the Purchase Agreement.
(2)Assumes the sale of all common shares being offered pursuant to this prospectus.
(3)The business address of Roth Principal Investments, LLC (“Roth Principal Investments”) is 2340 Collins Avenue, Suite 402, Miami Beach, Florida 33139. The principal business of Roth Principal Investments is that of a private investor. Roth Principal Investments is a wholly owned subsidiary of CR Financial Holdings, Inc. (“CRFH”). CRFH expressly disclaims beneficial ownership of securities held of record by

Roth Principal Investments, except to the extent of its pecuniary interest therein. All voting and investment decisions with respect to securities held of record by Roth Principal Investments are made by majority vote of an investment policy committee of Roth Principal Investments composed of five individuals, each of whom is not involved in the management of CRFH and at least three of whom are not affiliates or associated persons of Roth Capital Partners, LLC (“RCP”), a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and a wholly owned subsidiary of CRFH. We have been advised that neither CRFH nor Roth Principal Investments is a FINRA member or an independent broker-dealer. Because each of Roth Principal Investments and RCP is a wholly owned subsidiary of CRFH, Roth Principal Investments is deemed to be an affiliate of RCP. RCP will act as an executing broker that will effectuate resales of our common shares that may be acquired by Roth Principal Investments from us pursuant to the Purchase Agreement to the public in this offering. See “Plan of Distribution (Conflict of Interest)” for more information about the relationship between Roth Principal Investments and RCP.

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)
The common shares offered by this prospectus are being offered by the Selling Shareholder, Roth Principal Investments, LLC. The shares may be sold or distributed from time to time by the Selling Shareholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The common shares will not be offered for sale or sold through the facilities of the Toronto Stock Exchange or to purchasers resident in Canada. The sale of the common shares offered by this prospectus could be effected in one or more of the following methods:
•ordinary brokers’ transactions;
•transactions involving cross or block trades;
•through brokers, dealers, or underwriters who may act solely as agents;
•“at the market” into an existing market for our common shares;
•in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•in privately negotiated transactions; or
•any combination of the foregoing.
In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.
Roth Principal Investments is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
Roth Principal Investments has informed us that it presently anticipates using, but is not required to use, Roth Capital Partners, LLC (“RCP”), a registered broker-dealer and FINRA member and an affiliate of Roth Principal Investments, as a broker to effectuate resales, if any, of our common shares that it may acquire from us pursuant to the Purchase Agreement, and that it may also engage one or more other registered broker-dealers to effectuate resales, if any, of such common shares that it may acquire from us, although, as of the date of this prospectus, it does not anticipate engaging any such other registered broker-dealers. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer, including RCP, will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Roth Principal Investments has informed us that RCP, and any other broker-dealer it may engage to effectuate resales of our common shares on its behalf (as the case may be), may receive commissions from Roth Principal Investments for executing such resales for Roth Principal Investments and, if so, such commissions will not exceed customary brokerage commissions.
Roth Principal Investments is an affiliate of RCP, a registered broker-dealer and FINRA member, which will act as an executing broker that will effectuate resales of our common shares that may be acquired by Roth Principal Investments from us pursuant to the Purchase Agreement to the public in this offering. Because Roth Principal Investments will receive all the net proceeds from such resales of our common shares made to the public through RCP, RCP is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Accordingly, we have engaged Digital Offering, LLC, a registered broker-dealer and FINRA member (“Digital Offering”), to be the qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. We have agreed to pay directly to Digital Offering an aggregate cash fee of $50,000 as consideration for its services in connection with acting as the qualified independent underwriter in this offering. Digital Offering will receive no other compensation for acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5110, such cash fee to be paid to Digital Offering for acting as the qualified independent underwriter in this offering, is deemed to be underwriting compensation in connection with sales of our common shares by Roth Principal Investments to the public. In accordance with FINRA Rule 5121, RCP is not permitted to sell common shares in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
Except as set forth above, we know of no existing arrangements between the Selling Shareholder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the common shares offered by this prospectus.
Brokers, dealers, underwriters or agents participating in the distribution of the common shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Shareholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of common shares sold by the Selling Shareholder may be less than or in excess of customary commissions. Neither we nor the Selling Shareholder can presently estimate the amount of compensation that any agent will receive from any purchasers of common shares sold by the Selling Shareholder.
We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Shareholder, including with respect to any compensation paid or payable by the Selling Shareholder to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by the Selling Shareholder, and any other related information required to be disclosed under the Securities Act.
We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the common shares by the Selling Shareholder covered by this prospectus. We estimate that the total expenses for the offering will be approximately $463,435.
As consideration for its irrevocable commitment to purchase our common shares at our direction under the Purchase Agreement, we agreed to pay to Roth Principal Investments a cash commitment fee in the amount of up to $500,000, the maximum amount of which is equal to 2.0% of Roth Principal Investments’ $25,000,000 total dollar amount purchase commitment under the Purchase Agreement. The cash commitment fee will be paid over time by Roth Principal Investments withholding cash amounts equal to 10% of the total aggregate purchase price payable by Roth Principal Investments to us in connection with each purchase of common shares effected under the Purchase Agreement, until such time as Roth Principal Investments shall have received from such cash withholdings a total aggregate amount in cash equal to $500,000, representing the maximum aggregate cash commitment fee payable to Roth Principal Investments pursuant to the Purchase Agreement. If, however, Roth Principal Investments has not held back from purchases of common shares it is required to make at our direction an aggregate cash amount of $500,000 at or prior to the time of the expiration or earlier termination of the Purchase Agreement, because we have not elected to make sales of our common shares to Roth Principal Investments having an aggregate gross purchase price of at least $5,000,000 (sufficient to aggregate $500,000 of funds to Roth Principal Investments, holding back 10% of the purchase price for such common shares), if any, prior to such expiration or termination of the Purchase Agreement, unless we terminate the Purchase Agreement within 90 days following the date of the Purchase Agreement, we are not required to pay the balance of any portion of the cash commitment fee that has not been so withheld by Roth Principal Investments from purchases effected under the Purchase Agreement. If we do terminate the Purchase Agreement within 90 days following the date of the Purchase Agreement, we are required to pay the balance of any portion of the cash commitment fee that has not been so withheld by Roth Principal Investments from purchases effected under the Purchase Agreement. However, if we do not terminate the Purchase Agreement within 90 days following the date of the Purchase Agreement, Roth Principal Investments would be entitled to receive only such portion (if any) of the cash commitment fee it had withheld from any purchases effected by us before the expiration or earlier termination of the Purchase Agreement, and Roth Principal Investments would not be entitled to receive any further cash payments from us in respect of the cash commitment fee. In accordance with FINRA Rule 5110, the cash commitment fee of up to $500,000 is deemed to be underwriting compensation in connection with sales of our common shares by Roth Principal Investments to the public.
In addition, we have agreed to reimburse Roth Principal Investments the Initial Legal Fee Reimbursement Amount of $100,000 upon our execution of the Purchase Agreement and Registration Rights Agreement and the Additional Investor Legal Fee Reimbursement Amount of up to $10,000 per fiscal quarter, in each case in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed to be underwriting compensation in connection with sales of our common shares by Roth Principal Investments to the public. Moreover, in accordance with FINRA Rule 5110, the 3.0% fixed discount to current market prices of our common shares reflected in the purchase prices payable by Roth Principal Investments for our common shares that we may require it to purchase from us from time to time in one or more Market Open Purchases and/or one or more Intraday Purchases under the Purchase Agreement, and the 5.0% fixed discount to current market prices of our common shares reflected in the purchase prices payable by Roth Principal Investments for our common shares that we may require it to purchase from us from time to time in one or more Pre-Market Purchases and/or one or more Post-Market Purchases under the Purchase Agreement, in each case are deemed to be underwriting compensation in connection with sales of our common shares by Roth Principal Investments to the public.
We also have agreed to indemnify Roth Principal Investments and certain other persons against certain liabilities in connection with the offering of common shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Roth Principal Investments has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Roth Principal Investments specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Roth Principal Investments has represented to us that at no time prior to the date of the Purchase Agreement has Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments, engaged in or effected, in any manner whatsoever, directly or indirectly, for Roth Principal Investments’ own principal account or for the principal account of any such entity managed or controlled by Roth Principal Investments, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common shares or any hedging transaction, which establishes a net short position with respect to our common shares that remained in effect as of the date of the Purchase Agreement. Roth Principal Investments has agreed that, from and after the date of the Purchase Agreement through and including the trading day next following the expiration or termination of the Purchase Agreement, none of Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments, will enter into or effect, directly or indirectly, any of the foregoing transactions either for Roth Principal Investments’ own principal account or for the principal account of any such entity managed or controlled by Roth Principal Investments.
We have advised the Selling Shareholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.
This offering will terminate on the date that all common shares offered by this prospectus have been sold by the Selling Shareholder.
Our common shares are currently listed on Nasdaq and on the Toronto Stock Exchange under the symbol “WPRT”.

RCP, an affiliate of Roth Principal Investments, has provided, currently provides and/or from time to time in the future may provide various investment banking and other financial services for us and/or one or more of our affiliates that are unrelated to the transactions contemplated by the Purchase Agreement and Registration Rights Agreement and the offering of shares for resale by Roth Principal Investments to which this prospectus relates, for which investment banking and other financial services RCP has received and may continue to receive customary fees, commissions and other compensation from us, aside from any discounts, fees and other compensation that Roth Principal Investments and RCP have received and may receive in connection with the transactions contemplated by the Purchase Agreement, including (i) the cash commitment fee of up to $500,000 we have agreed to pay or cause to be paid to Roth Principal Investments, in each case as consideration for its irrevocable commitment to purchase common shares from us at our direction under the Purchase Agreement, (ii) the 3.0% fixed discount to current market prices of our common shares reflected in the purchase prices payable by Roth Principal Investments for our common shares that we may require it to purchase from us from time to time in one or more Market Open Purchases and/or one or more Intraday Purchases under the Purchase Agreement, (iii) the 5.0% fixed discount to current market prices of our common shares reflected in the purchase prices payable by Roth Principal Investments for our common shares that we may require it to purchase from us from time to time in one or more Pre-Market Purchases and/or one or more Post-Market Purchases under the Purchase Agreement, (iv) our reimbursement of Roth Principal Investments’ legal fees up to $220,000 in the aggregate ($100,000 upon execution of the Purchase Agreement and $10,000 per fiscal quarter for the maximum three-year term of the Purchase Agreement) in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, and (v) any customary brokerage commissions that may be received by RCP from Roth Principal Investments for executing resales of our common shares purchased or acquired by Roth Principal Investments from us pursuant to the Purchase Agreement to the public in this offering.
The total underwriting compensation to be received by all participating FINRA members, in the aggregate, in connection with this offering, as determined under FINRA Rule 5110, will not exceed 8.0% of the maximum aggregate offering price of all common shares that may be resold by Roth Principal Investments to the public through this prospectus. Accordingly, the total amount of any specific item of underwriting compensation described herein that may be received by any participating FINRA member in connection with this offering shall, in each case, be subject to the limitation on the total underwriting compensation to be received by all participating FINRA members, in the aggregate, in connection with this offering, as determined under FINRA Rule 5110, described in the immediately preceding sentence.

LEGAL MATTERS
The validity of the securities offered by this prospectus and other legal matters concerning this offering relating to Canadian law will be passed upon for us by Bennett Jones LLP. Certain legal matters relating to U.S. law will be passed upon for us by Latham & Watkins LLP. Reed Smith LLP is acting as counsel to Roth Principal Investments in connection with the Purchase Agreement and the Registration Rights Agreement.
EXPERTS
The consolidated financial statements of Westport Fuel Systems Inc. as of December 31, 2025 and 2024 and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
KPMG LLP have confirmed that they were independent as at April 23, 2026, and during the period covered by the consolidated financial statements as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, with respect to Westport Fuel Systems Inc. within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they were independent accountants with respect to Westport Fuel Systems Inc. under all relevant U.S. professional and regulatory standards.

EXPENSES OF THIS OFFERING
The following is a statement of expenses in connection with the issuance and distribution of the securities registered. All amounts shown are estimates except the SEC registration fee.

SEC Registration Fee	$3,435
Legal fees and expenses	265,000
Accountants’ fees and expenses	70,000
Printer Fees	35,000
Miscellaneous expenses	90,000
TOTAL	$463,435

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-1 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus and any accompanying prospectus supplement do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including its exhibits and schedules, for further information about us and the securities we may offer. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.
We are subject to the information reporting requirements of the Exchange Act. Under the Exchange Act, we are required to file annual and special reports and other information with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
We maintain a corporate website at www.westport.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:
•our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 23, 2026;
•our Current Reports on Form 6-K, filed with the SEC on January 2, 2026 (with respect to the first paragraph of Exhibit 99.1 thereto), February 4, 2026 (with respect to the first paragraph of Exhibit 99.1 thereto), March 27, 2026, April 2, 2026 (with respect to the first, third, fourth and fifth paragraphs of Exhibit 99.1 thereto), April 16, 2026, May 14, 2026 (with respect to our condensed consolidated financial statements for the three months ended March 31, 2026 and the management’s discussion and analysis for the period ended March 31, 2026), May 21, 2026, June 4, 2026 (with respect to Exhibit 99.1 thereto), June 18, 2026, June 23, 2026, July 2, 2026, July 15, 2026, August 11, 2026 (with respect to our condensed consolidated financial statements for the three and six months ended June 30, 2026 and the management’s discussion and analysis for the period ended June 30, 2026) and September 16, 2026; and
•the description of our common shares contained in our registration statement on Form 8-A, filed with the SEC on August 11, 2008, and including any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 2.2 to our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 23, 2026.
Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Westport Fuel Systems Inc.
1691 West 75th Avenue
Vancouver, British Columbia V6P 6P2
Telephone: (604) 718-2046

ENFORCEABILITY OF CIVIL LIABILITIES
We are a corporation existing under the Business Corporations Act (Alberta). A number of our officers and directors and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all, or a substantial portion of their assets and a substantial portion of our assets, are located outside the United States.
We have appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws or the securities laws of any state of the United States.
We have been advised by our Canadian counsel that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by such counsel, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

12,690,355 Common Shares
PROSPECTUS

PART II:
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 6. Indemnification of Directors and Officers
Section 124 of the Business Corporations Act (Alberta) (the “ABCA”) provides as follows:
124(1)    Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director's or officer's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation or body corporate, if
(a)the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and
(b)in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director's or officer's conduct was lawful.
(2)A corporation may with the approval of the Court of King’s Bench of Alberta indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with the action if the person fulfils the conditions set out in subsection (1)(a) and (b).
(3)Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity
(a)was not judged by a court or competent authority to have committed any fault or omitted to do anything that the person ought to have done, and
(b)fulfils the conditions set out in subsection (1)(a) and (b).
(3.1)    A corporation may advance funds to a person in order to defray the costs, charges and expenses of a proceeding referred to in subsection (1) or (2), but if the person does not meet the conditions of subsection (3) he or she shall repay the funds advanced.
(4)A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person
(a)in the person's capacity as a director or officer of the corporation, or
(b)in the person's capacity as a director or officer of another body corporate if the person acts or acted in that capacity at the corporation's request.
(5)A corporation or a person referred to in subsection (1) may apply to the Court of King’s Bench of Alberta for an order approving an indemnity under this section and the Court of King’s Bench of Alberta may so order and make any further order it thinks fit.

(6)On an application under subsection (5), the Court of King’s Bench of Alberta may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.
Section 7 of the By-laws of the Registrant, contains the following provisions with respect to indemnification of the Registrant's directors and officers:
7.05 Limitation of Liability
Subject to the ABCA, no director or officer for the time being of the Registrant shall be liable for the acts, receipts, neglects or defaults if any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Registrant through the insufficiency or deficiency of title to any property acquired by the Registrant or for or on behalf of the Registrant or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Registrant shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or with which moneys, securities or effects shall be lodged or deposited for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with moneys, securities or other assets of or belonging to the Registrant or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Registrant and through a failure to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
7.06 Indemnity
Subject to the ABCA, the Registrant shall indemnify a director or officer, a former director or officer, and a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect to any civil, criminal or administrative action or proceedings to which he is made a party by reason of being or having been a director of officer of the Registrant or such body corporate, if:
(a)he acted honestly and in good faith with a view to the best interests of the Registrant; and
(b)in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.
7.07 Insurance
The Registrant may, subject to and in accordance with the ABCA, purchase and maintain insurance for the benefit of any director or officer as such against liability incurred by him.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
Item 7. Recent Sales of Unregistered Securities
During the past three years, we issued securities which were not registered under the Securities Act as set forth below. We believe that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act.

The following is a summary of transactions during the preceding three fiscal years involving sales of our securities that were not registered under the Securities Act:
•On June 22, 2026, we entered into a securities purchase agreement with a single institutional investor, providing for, among other things, the sale and issuance of private placement warrants (the “Private Warrants”) to such investor to purchase up to an aggregate of 4,854,369 common shares at an exercise price equal to $2.06 per share (subject to standard adjustments for stock splits, stock dividend, rights offerings and pro rata distributions). The Private Warrants were issued and sold to such investor on June 23, 2026. The Private Warrants and the common shares issuable upon the exercise of such Warrants were not registered under the Securities Act and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. Accordingly, the purchaser may only sell common shares issued upon exercise of the Private Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.
Item 8. Exhibits.
(a)The Exhibit Index is hereby incorporated herein by reference.
(b)Financial Statement Schedules.
All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the consolidated financial statements and related notes thereto.
Item 9. Undertakings.
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.
(5)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
i.if the registrant is relying on Rule 430B:
(a)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(b)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
ii.If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6)That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(7)That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
3.1
Articles of Incorporation of Westport Fuel Systems Inc., as currently in effect (incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F, filed with the SEC on April 23, 2026).

3.2	Bylaws of Westport Fuel Systems Inc., as currently in effect (incorporated by reference to Exhibit 1.2 to the Company’s Annual Report on Form 20-F, filed with the SEC on April 23, 2026).
4.1	Specimen of Common Share Certificate of Westport Fuel Systems Inc. (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form F-1 filed with the SEC on July 21, 2026).
4.2	Westport Fuel Systems Inc. Omnibus Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company's Registration Statement on Form S-8 filed with the SEC on September 18, 2020).
4.3
Nomination Agreement, effective as of March 17, 2026, by and among Westport Innovations Inc., K&M Douglas Trust, James Douglas and Jean Douglas Irrevocable Descendants' Trust, Douglas Family Trust and James E. Douglas, III (incorporated by reference to Exhibit 4.6 to the Company’s Annual Report on Form 20-F, filed with the SEC on April 23, 2026).

4.4	Form of Pre-Funded Warrant (Incorporated by reference to Exhibit 4.1 to the Company's Report on Form 6-K filed with the SEC on June 23, 2026)
4.5	Form of Common Share Purchase Warrant (Incorporated by reference to Exhibit 4.2 to the Company's Report on Form 6-K filed with the SEC on June 23, 2026)
5.1*	Opinion of Bennett Jones LLP
10.1
Unanimous Shareholders Agreement, effective as of June 3, 2024, by and among 1463861 B.C. Ltd., Westport Fuel Systems Canada Inc., and Volvo HPDI Holdings Inc. (incorporated by reference to Exhibit 99.1 to the Company's Report on Form 6-K filed with the SEC on November 21, 2025).

10.2
Investment Agreement, effective as of March 11, 2024, by and among Westport Fuel Systems Inc., Westport Fuel Systems Canada Inc., and Volvo Business Services International AB (incorporated by reference to Exhibit 99.2 to the Company's Report on Form 6-K filed with the SEC on November 21, 2025).

10.3
Shareholders Agreement, effective as of June 3, 2024, by and among HPDI Technology AB, Westport Fuel Systems Canada Inc., and Volvo Business Services International AB (incorporated by reference to Exhibit 99.3 to the Company's report on Form 6-K filed with the SEC on November 21, 2025).

10.4
Amended and Restated Limited Partnership Agreement, effective as of June 3, 2024, by and among Westport Fuel Systems Canada Inc. as limited partner, Volvo HPDI Holding Inc., as limited partner, 1463861 B.C. Ltd. as general partner (incorporated by reference to Exhibit 99.4 to the Company's Report on Form 6-K filed with the SEC on November 21, 2025)

10.5
Form of Securities Purchase Agreement, dated as of June 22, 2026, by and between Westport Fuel Systems Inc. and the purchaser party thereto (Incorporated by reference to Exhibit 10.1 to the Company's Report on Form 6-K filed with the SEC on June 23, 2026).

10.6
Common Shares Purchase Agreement, dated as of September 15, 2026, by and between Westport Fuel Systems Inc. and Roth Principal Investments, LLC (Incorporated by reference to Exhibit 10.1 to the Company's Report on Form 6-K filed with the SEC on September 16, 2026).

10.7
Registration Rights Agreement, dated as of September 15, 2026, by and between Westport Fuel Systems Inc. and Roth Principal Investments, LLC (Incorporated by reference to Exhibit 10.2 to the Company's Report on Form 6-K filed with the SEC on September 16, 2026).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 8.1 to the Company’s Annual Report on Form 20-F, filed with the SEC on April 23, 2026)
23.1*	Consent of KPMG LLP
23.2*	Consent of Bennett Jones LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page to this registration statement).
107*	Calculation of Filing Fee.
__________________
*Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on this 18th day of September 2026.

Westport Fuel Systems Inc.

By:	/s/ Elizabeth Owens
Name:	Elizabeth Owens
Title:	Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Elizabeth Owens and Daniel E. Sceli, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Daniel E. Sceli	Chief Executive Officer and Director (Principal Executive Officer)	September 18, 2026
Daniel E. Sceli

/s/ Elizabeth Owens	Chief Financial Officer (Principal Financial and Accounting Officer)	September 18, 2026
Elizabeth Owens

/s/ Brad Kotush	Director	September 18, 2026
Brad Kotush

/s/ Michele J. Buchignani	Director	September 18, 2026
Michele J. Buchignani

/s/ Anthony Guglielmin	Director	September 18, 2026
Anthony Guglielmin

/s/ Karl-Viktor Schaller	Director	September 18, 2026
Karl-Viktor Schaller

/s/ Eileen Wheatman	Director	September 18, 2026
Eileen Wheatman

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Westport Fuel Systems Inc. in the United States, on September 18, 2026.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.